UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2008

LIHUA INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)
000-52650 (Commission File Number)	14-1961536 (IRS Employer Identification No.)

c/o Lihua Holdings Limited, Houxiang Five-Star Industry District,
Danyang City, Jiangsu Province, PRC.

(Address of principal executive offices and zip code)

+86-511-86317399

(Registrant’s telephone number including area code)

712 Fifth Avenue
New York, NY 10019

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Lihua International, Inc. is filing this Current Report on Form 8-K/A to amend the Current Report on Form 8-K initially filed with the Securities Exchange Commission on November 7, 2008 to (i) update Item 5.01 as appropriate, including the Management’s Discussion and Analysis of Financial Conditions and Results of Operations for the three and nine months ended September 30, 2008, (ii) include the unaudited condensed and consolidated financial statements of the Company’s wholly-owned subsidiary and its operating company, Ally Profit Investments Limited, a British Virgin Islands corporation (“Ally Profit”), and its subsidiaries, as of September 30, 2008, and (iii) include the combined pro forma financial statements of Ally Profit and its subsidiaries for the period ended September 30, 2008.

Item 5.01  Changes In Control of the Registrant

On the Closing Date, we consummated the transactions contemplated by the Exchange Agreement, pursuant to which we acquired all of the issued and outstanding ordinary shares of Ally Profit in exchange for the issuance of 14,025,000 shares of our Common Stock to the Ally Profit Shareholder, representing approximately 93.5% of our issued and outstanding shares of Common Stock.

Other than the transactions and agreements disclosed in this Form 8-K, we know of no arrangements which may result in a change in control at a subsequent date.

Business Overview

We are primarily engaged in the value-added manufacturing of bimetallic composite conductor wire, such as copper clad aluminum (“CCA”) fine wire, CCA magnet wire and CCA tin plated wire and sales to distributors in the wire and cable industries and to manufacturers in the consumer electronics, white goods, automotive, utility, telecommunications and specialty cable industries.  We anticipate that we will begin operations by the end of the first quarter of 2009 utilizing refined, or recycled, copper to manufacture and sell low content oxygen copper cable and copper magnet wire to our existing customer base.

Copper is one of the most widely used metals in the world. Copper’s chemical, physical and aesthetic properties make it attractive for many domestic, industrial and high-end technology applications. Some of the major uses of copper include: electronics and communications, construction, transportation, and industrial equipment. About three quarters of total copper use is accounted for by electrical uses, including power transmission and generation, building wiring, telecommunication, and electrical and electronic products, Building construction is the single largest market, followed by electronics and electronic products, transportation, industrial machinery, and consumer and general products.

In 2006, China consumed 627,000 tons more than it produced. This shortfall is satisfied through recycling of copper as well copper imports which are more expensive due to freight costs. China’s growth is expected to continue driving strong copper consumption in the coming years. These factors should contribute to the continued search and adoption of alternatives to pure copper, such as bimetallic composite conductor wire, that can meet China’s demand in a less costly manner.  In addition, we will also seek to capitalize on the large demand for copper in China by entering the market as a low cost provider of pure copper products.

Growth Strategy

Our goal is to become a worldwide leader in the CCA magnet wire industry. We seek to grow our Lihua Electron business in the following manner:

☐
Manufacturing. We will strive to maintain and expand our profit margins by enhancing equipment management, optimizing processes and product structures, perfecting the supplier system and cutting production costs.

☐	Capacity Expansion. Since our production lines have been running at full capacity for several years we intend to increase the number of production lines to better meet strong customer demand.

Corporate Structure

The following diagram illustrates our corporate structure:

Company Background

On October 31, 2008 we entered into the a Share Exchange Agreement (the “Exchange Agreement”) with Ally Profit Investments Limited, a British Virgin Islands company ("Ally Profit”), Magnify Wealth Enterprise Limited, the sole shareholder of Ally Profit (the “Ally Profit Shareholder”, or “Magnify Wealth”), which owns shares constituting 100% of the issued and outstanding ordinary shares of Ally Profit (the “Ally Profit Shares”), and our principal stockholders. Pursuant to the terms of the Exchange Agreement, the Ally Profit Shareholder transferred all of the Ally Profit Shares to us in exchange (the “Share Exchange”) for the issuance of 14,025,000 shares of our Common Stock, par value $0.0001 per share to the Ally Profit Shareholder. As a result of the Share Exchange, Ally Profit became our wholly-owned subsidiary and the Ally Profit Shareholder acquired approximately 93.5% of our issued and outstanding stock.

Immediately after the Share Exchange, we entered into a securities purchase agreement with certain accredited investors for the issuance and sale in a private placement of units, consisting of, in the aggregate, 6,818,182 shares of Series A Convertible Preferred Stock, par value $0.0001 per share and Series A warrants to purchase up to 1,500,000 shares of Common Stock, for aggregate gross proceeds of approximately $15,000,000.

Prior to the Share Exchange, we were a “blank check” company with nominal assets. We were incorporated in the State of Delaware on January 24, 2006 for the purpose of raising capital to be used to merge, acquire, or enter into a business combination with an operating business.  Ally Profit was incorporated in the British Virgin Islands on March 12, 2008 under the Business Companies Act, 2004. In June 2008, Ally Profit became the parent holding company of a group of companies comprised of Lihua Holdings Limited, a company organized under the laws of Hong Kong, which is the 100% shareholder of each of Lihua Electron and Jiangsu Lihua Copper, each a limited liability company organized under the existing laws of the Peoples Republic of China Lihua Electron, together with Lihua Copper are, the “PRC Subsidiaries”).

As a result of the Share Exchange, Ally Profit became our wholly owned subsidiary and we acquired the business and operations of Ally Profit and its PRC Subsidiaries. Lihua Electron is a leading value-added manufacturer of bimetallic composite conductor wire, such as copper clad aluminum (“CCA”) fine wire, CCA magnet wire and CCA tin plated wire. Lihua Electron sells to distributors in the wire and cable industries and to manufacturers in the consumer electronics, white goods, automotive, utility, telecommunications and specialty cable industries. Lihua Copper, our other PRC subsidiary, which we anticipate will begin operations by the end of the first quarter 2009, will utilize refined, or recycled, copper to manufacture and sell low content oxygen copper cable and copper magnet wire to Lihua Electron’s existing customer base.

Industry and Market Overview

Copper is one of the most widely used metals in the world. Copper’s chemical, physical and aesthetic properties make it attractive for many domestic, industrial and high-end technology applications. Some of the major uses of copper include: electronics and communications, construction, transportation, and industrial equipment. About three quarters of total copper use is accounted for by electrical uses, including power transmission and generation, building wiring, telecommunication, and electrical and electronic products, Building construction is the single largest market, followed by electronics and electronic products, transportation, industrial machinery, and consumer and general products.

The following chart illustrates world copper production by product type in 2006:

From 2002 to 2007, the global refined usage of copper has grown approximately 3.1% per year. The continued urbanization of China and India should provide strong demand for copper over the foreseeable future. According to the “China Economic Review,” China, with a forecasted GDP growth of approximately 8% to 9% in 2009, should lead this trend. China’s economic growth and urbanization continue to drive solid demand for copper, which is estimated to double by 2015 to 8 million tons. According to Standard Chartered Bank, China is the world’s largest consumer of copper. In 2007, China’s refined copper consumption grew 13% from 2006 to 4 million tons, representing 22% of global consumption. Based on data provided by the International Copper Study Group (“ICSG”), China’s mine production totaled 844,000 tons of copper in 2006, which is approximately 5.6% of world production. In 2006, China consumed 627,000 tons more than it produced. This shortfall is satisfied through recycling of copper as well copper imports which are more expensive due to freight costs. China’s growth is expected to continue driving strong copper consumption in the coming years. These factors should contribute to the continued search and adoption of alternatives to pure copper that can meet China’s demand in a less costly manner.

Pure copper wire has historically been the dominant product for use in the wire and cable industry due to its electrical conductivity and corrosion resistance. However, due in part to rising copper prices, constrained copper supply and the search for lighter alternatives to pure copper, end-user manufacturers in the industry have begun pursuing and adopting alternative technologies.

Magnet Wire Market

In 2006, the world consumed over $10 billion worth of magnet wire which is primarily used in motors, transformers and other common electrical parts. According to Gobi International, China has the largest demand for magnet wire   which   is forecasted to grow by 38.3% from 2007 to 2012, the highest among all major economies. Bimetallic materials are an ideal substitute for pure copper or more specifically, for magnet wire that can satisfy China’s demand. Bimetallic materials have been in existence for decades, but until recently they have only been selectively adopted due to higher production costs and historically low copper prices. However, as the price of copper has increased in recent years, companies have started to use bimetallics and learn about their benefits. Based on data provided by the London Metal Exchange, the average annual price of copper has surged by over 300% between 2002 and 2007. During this same period the price of aluminum, however, has increased by less than 150%. This price differential has made bimetallic wires, especially CCA wires that contain an aluminum core, an inexpensive alternative. Aside from the price advantage, bimetallic wires also offer greater value to end-users compared to traditional copper wires by weighing less while retaining the corrosion resistance and electrical conductivity of pure copper wires.

Lihua Copper will seek to capitalize on the large demand for copper in China by entering the market as a low cost provider of pure copper products. Copper is among the few materials that does not degrade or lose its chemical or physical properties in the recycling process. As such, copper is one of the most recycled of all metals. Copper scrap derives from either metals discarded in semi fabrication or finished product manufacturing processes or obsolete end-of-life products. Refined copper production attributable to recycled scrap feed, classified as “secondary copper production,” utilizes processes similar to those employed for primary production. It produces   recycled, or refined, copper that cannot be distinguished from primary copper once reprocessed. Therefore, recycling has the potential to extend the use of copper, resulting in energy savings, and contributing to provide a sustainable source of metal for future generations. The ICSG believes that assuming an average life span of 30 years for most copper-based products, copper’s truer recycling rate could be as high as 85%. This demonstrates the high potential and sustainability of copper recycling as a necessary and beneficial complement to primary copper production.

In recent decades, an increasing emphasis has been placed on the sustainability of material uses in which the concept of reuse and recycling of metals plays an important role in the material choice and acceptance of products. This trend is very likely to continue and will have a major impact on future copper consumption. According to the ICSG, 34% of copper consumption came from recycled copper in 2005. It is also estimated that in 2006, at the refinery level, secondary copper refined production may have reached around 15% of total copper refined production. Considering the highly cost-efficient nature of secondary copper production, it should be reasonable to expect that percentage to grow in the future.

Lihua Electron operates in the bimetallic wire manufacturing industry. The bimetallic wire industry can be characterized as fast-growing on a worldwide basis and specifically in China where there is considerable fragmentation. A significant barrier to entry into this industry is technology specifically with respect to drawing, annealing and coating the CCA wire. For many product offerings, there is significant differentiation among industry participants from a manufacturing, technological and quality standpoint.

Because of the benefits of bimetallic wire, we believe there are substantial opportunities to capture increasing market share in applications that have historically been dominated by traditional copper wire. As a bimetallic value-added manufacturer with leading technologies, increasing capacity, and a management team with over 75 years of copper industry experience, we believe we are well positioned to capitalize on the growing bimetallic demand worldwide.

Products

Lihua Electron Products

Lihua Electron is engaged in the manufacture and sale of bimetallic composite conductor wire, such as CCA fine wire, CCA magnet wire and CCA tin plated wire. CCA is an electrical conductor consisting of an outer sleeve of copper that is metallurgically bonded to a solid aluminum core. Over the past five years CCA has become a viable and popular alternative to pure copper wire. In comparison with solid copper wire, CCA raw material normally costs 35% to 40% less per ton. Additionally, CCA and pure copper raw materials are both purchased based on weight. Since aluminum accounts for approximately eighty six percent (86%) by volume of CCA wire each ton of CCA wire can yield 2.5 times more length than each ton of solid copper wire. This phenomenon results from the fact that aluminum is much less dense than copper, and thus has a greater volume per ton then that of pure copper.

CCA combines the conductivity and corrosion resistance of copper with the light weight and relatively low cost of aluminum, making it uniquely suited for many electrical applications where the ratio of weight to conductivity is important. In many applications, it is a more robust conductor than aluminum alone.

Our CCA products are a cost effective substitute for pure copper wire in a wide variety of applications such as wire and cable, consumer electronic products, white goods, automotive parts, utility applications, telecommunications, and specialty cables.

We customize our products based on customer specifications. Customer specifications depend on the end use of the CCA wire, but are primarily determined based upon two measurements, the thickness of the copper layer on the aluminum core and the diameter of the CCA wire. Based on the thickness of the copper layer, CCA is divided into two types, 10% and 15%. The 10% CCA is primarily used in high frequency signal transmissions, such as cable television transmission and cellular phone signals, while the 15% CCA is used in generators and other non-signal transmission applications. CCA can be made in various diameters. The typical customer specifications for our CCA products range from 0.04 mm to 1.96 mm.

Currently, Lihua Electron has the following product lines:

•	CCA fine wire
o	Used in computers, shielding, cell phones and automobiles
•	CCA magnet wire
o	Used in small electronic motors, small size transformers, water pumps and meters
•	CCA tin plated wire
o	Used in audio and video components

Anticipated Lihua Copper Products

By the end of the first quarter 2009, Lihua Copper will begin manufacturing refined copper, which is also referred to as low content oxygen copper (“LCOC”). Lihua Copper will use recycled copper as its raw material to manufacture and sell LCOC cable, LCOC fine wire and LCOC magnet wire to Lihua Electron’s customers.

Lihua Copper’s LCOC recycled copper utilizes our patented cleaning process followed by a traditional smelting process, which results in copper with 99.96% purity. Typically, recycled copper produces a purity of 99.90% to 99.92%. Because our LCOC has a higher level of purity, it has a wider range of potential end uses typically reserved for new pure copper. In a follow-on, value-added process, we will use our LCOC copper wire as the basis for magnet wire and fine wire and market it to Lihua Electron’s current customer base.

We expect that Lihua Copper will manufacture the following products:

•	LCOC cable
o	Used for:
▪	telephone drop wire and conductors
▪	electric utilities; transmission lines, grid wire, fence and structured grounds
▪	industrial drop wire, magnet wire, battery cables, automotive wiring harnesses
▪	electronics; radio frequency shielding
•	LCOC fine wire
•	LCOC magnet wire
o	Used in electronic motors, transformers, water pumps, and meters in the automobile, energy, industrial, commercial, and residential industries.

Raw Materials and Suppliers

We obtain the CCA raw material needed for Lihua Electron’s products from several suppliers. We generally pass the cost of our raw materials to our customers. Although competitors often experience substantial delays for the CCA raw material, our reliance on multiple high quality suppliers has limited the frequency and length of such delays and has therefore minimized the disruption of our business operations. We believe that if any of the suppliers listed below are unable to provide us with the product, we have a sufficient number of alternative suppliers from whom we can purchase products at substantially the same cost.

Lihua Electron primarily purchases its CCA from the following suppliers:

	Fushi International (Dalian) Bimetallic Cable Co., Ltd.
	Soviet Cloud Electricity Limited Company
	Jiangsu Heyang Wire and Cable Co., Ltd.
	Changzhou Jieer Letter Composition Metal Material Limited Company
	Suzhou Guoxin Wire and Cable Technology Limited Company

Lihua Copper will use scrap copper in its production of two types of recycled copper: LCOC cable and LCOC magnet wire. We believe that we will have access to an adequate supply of scrap copper on satisfactory commercial terms due to the numerous scrap dealers located throughout Guangdong Province in the PRC.

Manufacturing/Production Process

CCA Products

Manufacturing our CCA end products involves drawing the CCA raw material to a finished diameter. This drawing process is complex and utilizes our proprietary trade secrets to ensure that the CCA wire has a consistent cross section throughout the wire and maintains the original bimetallic bond from the CCA raw material. The drawing process entails multiple steps such as heat treating, annealing, baking, cooling, quenching and spooling as may be necessary depending on wire diameter and other customer specifications. The fine CCA wire is either sold as a finished good to customers or coated and further processed to become CCA magnet wire.

The following illustration is a simplified outline of our process:

Our production procedures are designed to maximize capacity utilization and ensure the most efficient and cost-effective production possible. We utilize custom manufactured machinery for which we hold design patents.

Low Content Oxygen Copper

When we begin production of our low content oxygen copper, we will obtain scrap copper from copper recyclers. Using our patented technology, we will clean and smelt the scrap copper to produce low content oxygen copper.

The following illustration is a simplified outline of our process:

Sales, Marketing and Distribution

In China, we target our sales efforts primarily in the coastal provinces of Guangdong, Fujian, Zhejiang, Jiangsu and Shanghai areas, where the majority of our customers are located. We have a sales staff of approximately 30 employees. We maintain nine sales offices in China, including three in Guangdong, two in Zhejiang, one in Linan, one in Fujian, one in Shangdong, and one in Anhui. We also derive approximately three percent of our sales from www.alibaba.com, which is an online marketplace for both international and domestic manufacturers and trading companies in a variety of industries. Our company website, www.dylihua.com, allows us to receive electronic orders through the Alibaba trading site. We participate in industry expositions throughout China through which we showcase and provide information on our many products and services.

In 2006 and 2007, our products were mainly exported through several Chinese trading companies. In 2008, through our participation on Alibaba, we began to establish trade partnerships abroad and directly export our products internationally. Presently, our international sales account for approximately five percent of our total sales. We currently have customers in Brazil, India, Pakistan and Vietnam. We have begun to establish trade partnerships and directly export our products to these countries and regions. We can deliver to most of our international customers within 48 hours after receiving their orders. We have a small fleet of trucks that deliver merchandise to customers located within three hours from Danyang, where our manufacturing headquarters are located. Alternatively, we contract with independent third-party trucking companies to deliver our products when necessary.

Seasonality

Consumer electronics, white goods, automotive, utility, telecommunications and specialty cable markets in the PRC, have historically experienced a slowdown in demand during the first quarter due to the Chinese New Year holiday. There is also modest seasonality during the hot summer months as the significant heat generated from the manufacturing process forces a slow down in output. However, due to the organic expansion in our production capabilities over the past two years, we have yet to experience significant seasonality fluctuations in our revenues or operating and net income.

Competition

Our sales are predominantly in the PRC, and as a result, our primary competitors are PRC domestic companies. Since our current international sales only comprise approximately five percent of our total sales, we face competition to a lesser degree with international companies. Our major PRC domestic competitors are listed below by business segment:

Lihua Electron Competitors
Name	Est. Capacity	Products
Changzhou Wujin Chengtian Electronics CO.,LTD	100 metric tons per month	CCA fine and Magnet
Linan Jiapeng Metal Co., Ltd	50 metric tons per month	CCA fine and Magnet
Nanjing Haochuang Metal Co., Ltd	50 metric tons per month	CCA fine and Magnet
Yixing City Shengbao Co., Ltd	70 metric tons per month	Pure CU / CCA fine/Magnet

Lihua Copper Competitors
Name	Est. Capacity	Products
Xinghua Fangqiang Jidian Co., Ltd	20,000 M/T per year	Oxygen free fine wire
Danyang Pure Copper Co., Ltd	15,000 M/T per year	Oxygen free fine wire
Wujiang Jingcheng Diangong Co., Ltd	18,000 M/T per year	Magnet wire
Nantong Yili Magnetic Wire Co., Ltd	4,000 M/T per year	Magnet wire
Hengtong Copper Co., Ltd	50,000 M/T per year	8mm low content oxygen copper cable
Tiantong Copper Co., Ltd	20,000 M/T per year	8mm low content oxygen copper cable
Huihong Metal Co., Ltd	8,000 M/T per year	8mm low content oxygen copper cable
Jiangsu Yiyuan Group	20,000 M/T per year	Oxygen free fine wire

Competitive Advantages

Competition in the bimetallic industry, particularly in the PRC, can be characterized by rapid growth and a concentration of manufacturers. We believe we differentiate ourselves by offering superior product quality, timely delivery and better value. We believe we have the following advantages over our competitors:

	the performance and cost effectiveness of our products relative to those of our competitors;

	our ability to manufacture and deliver products in required volumes, on a timely basis, and at competitive prices;

	the superior quality and reliability of our products;

	our customer support capabilities, from both an engineering and an operational perspective;

	excellence and flexibility in operations;

	effectiveness of customer service and our ability to send experienced operators and engineers as well as a seasoned sales force to assist our customers; and

	overall management capability.

Growth Strategy

Our goal is to become a worldwide leader in the CCA magnet wire industry. We seek to grow our Lihua Electron business in the following manner:


Manufacturing . We will strive to maintain and expand our profit margins by enhancing equipment management, optimizing processes and product structures, perfecting the supplier system and cutting production costs.

	Capacity Expansion . Since our production lines have been running at full capacity for several years we intend to increase the number of production lines to better meet strong customer demand.

Research and Development

In the fiscal years ended December 31, 2007 and 2006, we spent $56,143, and $32,504, respectively, on research and development. We are dedicated to improving our current products and to developing new technologies that will improve the performance and capabilities of bimetallic materials and recycled copper wires.

Intellectual Property

We have obtained IP protection in China for certain of our production processes and devices. We continually seek ways to improve our patented processes and, through our research and development department, we anticipate continuing our development of proprietary intellectual properties. Our current production processes and devices for which we have patent protection are:

Name of IP right	Application Number	Company	Date of Application	Status of Application
1. The production process for copper clad aluminum magnet wire	200710131529.7	Lihua Electron	September 4, 2007	Patent pending

2. An aluminum-magnesium copper plating production process	200810023487.	Lihua Electron	April 16, 2008	Patent pending

3. An oxygen-free copper rod pressure cut off device	200820034139.8	Lihua Copper	April 16, 2008	Patent pending

4. A copper cleaning liquid	200810023488.4	Lihua Copper	April 16, 2008	Patent pending

We cannot ensure that any patent applications filed by us in the future will be approved, nor can we be sure that any of our existing patents or any patents granted to us will be useful in protecting our processes and devices.

Customers

We do not have any customer to whom the sales of our products exceed 10% of our total revenue. Our products are widely dispersed in the market, so we do not depend on a single customer or a few customers to generate revenue.

The table below sets forth our top five customers based on percentage of total revenue for the three months ended September 30, 2008 and the industry in which they focus.

TOP FIVE CUSTOMERS (Industry Focus)	% of Net Sales
Customer 1 (Home Appliance)	10.40%
Customer 2 (Marine wire)	7.29%
Customer 3 (Electronic Tool)	6.64%
Customer 4 (Electronic Motor)	5.80%
Customer 5 (Electronic Motor)	5.10%
Top Five Customers as % of Total:	35.23%

Government Regulation

Our manufacturing operations are subject to numerous laws, regulations,   rules and specifications relating to human health and safety and   the environment. These laws and regulations address and regulate, among other   matters, wastewater discharge, air quality and the generation, handling,   storage, treatment, disposal and transportation of solid and hazardous wastes   and releases of hazardous substances into the environment. We are in compliance in all material respects with such laws, regulations,   rules, specifications and have obtained all material permits, approvals and registrations relating to human health and safety and the environment. In addition, third   parties and governmental agencies in some cases have the power under such laws   and regulations to require remediation of environmental conditions and, in the   case of governmental agencies, to impose fines and penalties. We   make capital expenditures from time to time to stay in compliance with   applicable laws and regulations.

Environmental Compliance

We are subject to environmental regulations that are generally applicable to manufacturing companies in the PRC and in the US. We are also subject to periodic inspection by environment regulators and must follow specific procedures in some of our processes. We have not violated environmental regulations or approved practices either in the PRC or in the US.

As our businesses may generate waste water, toxic and hazardous substances as well as other industrial wastes, we are required to comply with all national and local regulations in China regarding protection of the environment. The Environmental Protection Law of the PRC provides the basic legal framework for the environmental requirements of the production and sale of electron products, and its implementation regulations set out detailed implementation rules. We believe that we are in compliance with the current material environmental protection requirements.

Legal Proceedings

From time to time, we may become involved in lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time which may harm our business. To date, we are not aware of any such legal proceedings or claims against us or our subsidiaries.

Employees

We have 210 full-time employees located at our executive office in Danyang City, and 30 full time sales employees located in various sales offices. We believe our relations with our employees are good.

Property

In China, there is no private land ownership. Under PRC law, all land in the PRC is owned by the government, which grants a "land use right" to an individual or entity after payment is made to the government. The "land use right" allows the holder the right to use the land for a specified long-term period.

Lihua Electron owns 15.7 acres (10466.72 square meters) of land use rights located in Danyang City, HouXiang Zhen, Five-Star Village, Five-Star Industrial Park. Lihua Electron has land use rights for a period of 50 years. Lihua Electron’s production plant and executive office is located at this site. The total area occupied is 8,824.81 square meters.

Lihua Copper owns 100 acres (66,666.67 square meters) of land use rights also located in Danyang City, HouXiang Zhen, Five-Star Village, Five-Star Industrial Park. Lihua Copper has land use right for a period of 50 years. We currently have production plants, office buildings and an integrated dormitory on this site.

We believe our real property is adequate to meet our current needs.

Risk Factors

Risks Related to Our Business

We have a limited operating history.

Our limited operating history and the early stage of development of the CCA industry in which we operate makes it difficult to evaluate our business and future prospects. Although our revenues have grown rapidly, we cannot assure you that we will maintain our profitability or that we will not incur net losses in the future. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in operating losses.

We will continue to encounter risks and difficulties in implementing our business model, including potential failure to:

•	increase awareness of our products, protect our reputation and develop customer loyalty;

•	manage our expanding operations and service offerings, including the integration of any future acquisitions;

•	maintain adequate control of our expenses; and

•
anticipate and adapt to changing conditions in the markets in which we operate as well as the impact of any changes in government regulation, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of these risks, our business may be materially and adversely affected.

Quarterly operating results may fluctuate.

Our quarterly results of operations may fluctuate as a result of a number of factors, including fluctuation in the demand for and shipments of our products and changes in the prices of copper which directly affect the prices of our products and may influence the demand for our products. Therefore, quarter-to-quarter comparisons of results of operations have been and will be impacted by the volume of such orders and shipments. In addition, our operating results could be adversely affected by the following factors, among others, such as variations in the mix of product sales, price changes in response to competitive factors, increases in raw material costs and other significant costs, increases in utility costs (particularly electricity) and interruptions in plant operations resulting from the interruption of raw material supplies and other factors.

Fluctuating copper prices impact our business and operating results.

Copper prices, which have increased quite rapidly over the past several years, have recently declined over 50% and may vary significantly in the future because the copper industry is highly volatile and cyclical in nature. This affects our business both positively and negatively - as our products are a substitute for pure copper wire, higher prices increase demand for CCA products, while lower copper prices can decrease demand for CCA products. Numerous factors, most of which are beyond our control, influence copper price. These factors include general economic conditions, industry capacity utilization, import duties and other trade restrictions. We cannot predict copper prices in the future or the effect of fluctuations in the costs of copper on our future operating results. We mitigate the impact of changing raw material prices by passing changes in prices to our customers by adjusting prices daily to reflect changes in raw material prices, as is customary in the industry. We may not be able to adjust our product prices rapidly enough in the short-term to recover the costs of increases in raw materials. Our future profitability may be adversely affected to the extent we are unable to pass on higher raw material costs to our customers.

We may encounter substantial competition in our business and our failure to compete effectively may adversely affect our ability to generate revenue.

The CCA industry is becoming increasingly competitive. The principal elements of competition in the bimetallic industry are, in our opinion, pricing, product availability and quality. In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which may sacrifice market share. Sales and overall profitability would be reduced under either scenario. In addition, we cannot assure you that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

We may not be able to effectively control and manage our growth.

If our business and markets grow and develop as we expect, it may be necessary for us to finance and manage expansion in an orderly fashion. In addition, we may face challenges in managing expanding product offerings. Such eventualities will increase demands on our existing management and facilities. Failure to manage this growth and expansion could interrupt or adversely affect our operations and cause production backlogs, longer product development time frames and administrative inefficiencies.

Shortages or disruptions in the availability of raw materials could have a material adverse effect on our business.

We expect that raw materials of CCA and recycled copper will continue to account for a significant portion of our cost of goods sold in the future. The prices of raw materials fluctuate because of general economic conditions, global supply and demand and other factors causing monthly variations in the costs of our raw materials purchases. The macro-economic factors, together with labor and other business interruptions experienced by certain suppliers, have contributed to periodic shortages in the supply of raw materials, and such shortages may increase in the future. If we are unable to procure adequate supplies of raw material to meet our future production needs and customer demand, shortages could result in a material loss of customers and revenues and adversely impact our results of operations. In addition, supply shortages or disruptions or the loss of suppliers may cause us to procure our raw materials from less cost effective sources and may have a material adverse affect on our business, revenues and results of operations.

We depend on a few suppliers for a significant portion of our principal raw materials and we do not have any long-term supply contracts. Interruptions of production at our key suppliers may affect our results of operations and financial performance.

We rely on a limited number of suppliers for most of the raw materials we use. Interruptions or shortages of supplies from our key suppliers of raw materials could disrupt production or impact our ability to increase production and sales. We do not have long-term or volume purchase agreements with most of our suppliers. Identifying and accessing alternative sources may increase our costs. Interruptions at our key suppliers could negatively impact our results of operations, financial performance and the price of our Common Stock.

Due to increased volatility of raw material prices, the timing lag between the raw material purchase and product pricing can negatively impact our profitability.

Volatility in the prices of raw materials, among other factors, may adversely impact our ability to accurately forecast demand and may have a material adverse impact on our results of operations.

Increases in raw materials prices will increase our need for working capital.

As the prices of raw materials increase, our working capital requirements increase. Increases in our working capital requirements can materially adversely impact our results of operations, our cash flow and our available liquidity to fund other business needs. Furthermore, there is no assurance we would be able to finance additional working capital requirements or finance such working capital requirements on favorable terms. If we were unable to obtain financing on favorable terms, our business and results of operations may be adversely affected. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” below.

Increases in raw materials prices may increase credit and default risk with respect to our customers.

Increases in the price of our products, as raw material prices rise, may place additional demands on the working capital and liquidity needs of our customers. Accordingly, our customers’ cash flow may be negatively impacted which may have an adverse affect on the timing and amount of payment on our accounts receivable, which would in turn, negatively affect our results of operations.

If the CCA industry does not grow as we expect or grows at a slower speed than we expect, our sales and profitability may be materially adversely affected.

We derive most of our profits from sales of our products in China. The continued development of our business depends, in large part, on continued growth in the bimetallic industry in China. Although China’s CCA industry has grown rapidly in the past, it may not continue to grow at the same growth rate in the future or at all. Any reduced demand for our products, any downturn or other adverse changes in China’s CCA or related industries could severely impact the profitability of our business.

Potential environmental liability could have a material adverse effect on our operations and financial condition.

As a manufacturer, we are subject to various Chinese environmental laws and regulations on air emission, waste water discharge, solid wastes and noise. Although we believe that our operations are in substantial compliance with current environmental laws and regulations, we may not be able to comply with these regulations at all times as the Chinese environmental legal regime is evolving and becoming more stringent. Therefore, if the Chinese government imposes more stringent regulations in the future, we may have to incur additional and potentially substantial costs and expenses in order to comply with new regulations, which may negatively affect our results of operations. Further, no assurance can be given that all potential environmental liabilities have been identified or properly quantified or that any prior owner, operator, or tenant has not created an environmental condition unknown to us. If we fail to comply with any of the present or future environmental regulations in any material aspects, we may suffer from negative publicity and may be required to pay substantial fines, suspend or even cease operations.

We face intense competition and many of our competitors have substantially greater resources than we have.

Our competitors may have greater market recognition and substantially greater financial, technical, marketing, distribution, purchasing, manufacturing, personnel and other resources than we do. Furthermore, some of our competitors have manufacturing and sales forces that are geographically diversified, allowing them to reduce transportation expenses, tariff costs and currency fluctuations for certain customers in markets where their facilities are located. We might lose some of our current or future business to these competitors or be forced to reduce our margins to retain or acquire that business, which could decrease our revenues or slow our future revenue growth and lead to a decline in profitability. Further, to the extent that, whether as a result of the increased cost of copper, the relative strength of the Chinese currency, shipping costs or other factors, we are not able to price our products competitively, our ability to sell our products in both the Chinese domestic and the international markets will suffer.

Key employees are essential to growing our business.

Mr. Jianhua Zhu, Mrs. Yaying Wang and Mr. Roy Yu and other senior management personnel are essential to our ability to continue to grow our business. Mr. Zhu, Mrs. Wang and Mr. Yu have established relationships within the industries in which we operate. If any of them were to leave us, our growth strategy might be hindered, which could limit our ability to increase revenue.

In addition, we face competition for attracting skilled personnel. If we fail to attract and retain qualified personnel to meet current and future needs, this could slow our ability to grow our business, which could result in a decrease in market share.

We may need additional financing, which may not be available to find such financing on satisfactory terms or at all.

Our capital requirements may be accelerated as a result of many factors, including timing of development activities, underestimates of budget items, unanticipated expenses or capital expenditures, future product opportunities with collaborators, future licensing opportunities and future business combinations. Consequently, we may need to seek additional debt or equity financing, which may not be available on favorable terms, if at all, and which may be dilutive to our stockholders.

We may seek to raise additional capital through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. To the extent we raise additional capital by issuing equity securities, our stockholders may experience dilution. To the extent that we raise additional capital by issuing debt securities, we may incur substantial interest obligations, may be required to pledge assets as security for the debt and may be constrained by restrictive financial and/or operational covenants. Debt financing would also be superior to our stockholders' interest in bankruptcy or liquidation. To the extent we raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our technologies or product candidates, or grant licenses on unfavorable terms.

If we fail to adequately protect or enforce our intellectual property rights, or to secure rights to patents   of others, the value of our intellectual property rights could diminish.

Our success, competitive position and future revenues will depend in part on our ability to obtain and maintain patent protection for our products, methods, processes and other technologies, to preserve our trade secrets, to prevent third parties from infringing on our proprietary rights and to operate without infringing the proprietary rights of third parties.

To date, we have filed four patent applications to the State Intellectual Property Office of the PRC. However, we cannot predict the degree and range of protection patents will afford us against competitors. Third parties may find ways to invalidate or otherwise circumvent our proprietary technology. Third parties may attempt to obtain patents claiming aspects similar to our patent applications. If we need to initiate litigation or administrative proceedings, such actions may be costly whether we win or lose.

Our success also depends on the skills, knowledge and experience of our scientific and technical personnel, consultants, advisors, licensors and contractors. To help protect our proprietary know-how and inventions for which patents may be unobtainable or difficult to obtain, we rely on trade secret protection and confidentiality agreements. If any of our intellectual property is disclosed, our value would be significantly impaired, and our business and competitive position would suffer.

If we infringe the rights of third parties, we could be prevented from selling products, forced to pay damages and compelled to defend against litigation.

If our products, methods, processes and other technologies infringe proprietary rights of other parties, we could incur substantial costs, and may have to obtain licenses (which may not be available on commercially reasonable terms, if at all), redesign our products or processes, stop using the subject matter claimed in the asserted patents, pay damages, or defend litigation or administrative proceedings, which may be costly whether it wins or loses. All of the above could result in a substantial diversion of valuable management resources.

We believe we have taken reasonable steps, including comprehensive internal and external prior patent searches, to ensure we have freedom to operate and that our development and commercialization efforts can be carried out as planned without infringing others’ proprietary rights. However, we cannot guarantee that no third party patent has been filed or will be filed that may contain subject matter of relevance to our development, causing a third party patent holder to claim infringement. Resolving such issues has traditionally resulted, and could in our case result, in lengthy and costly legal proceedings, the outcome of which cannot be predicted accurately.

We have never paid cash dividends and are not likely to do so in the foreseeable future.

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

We do not have a majority of independent directors serving on our board of directors, which could present the potential for conflicts of interest.

We do not have a majority of independent directors serving on our board of directors. In the absence of a majority of independent directors, our executive officers could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between us and our stockholders, generally, and the controlling officers, stockholders or directors.

One investor owns a large percentage of our outstanding stock and could significantly influence the outcome of actions.

Currently, Mr. Chu Fu Ho, the sole shareholder of Magnify Wealth Enterprise Limited, beneficially owns approximately 92.4% of our outstanding common stock. As a result, Mr. Chu will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or its assets. This concentration of ownership will limit your ability to influence corporate matters and may have the effect of delaying or preventing a third party from acquiring control over us. For more information regarding the ownership of our outstanding stock by our executive officers and directors and their affiliates, please see the section titled “Security Ownership of Certain Beneficial Owners and Management” below.

If we are unable to maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud.

As a public company, we have significant additional requirements for enhanced financial reporting and internal controls. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to comply with Sarbanes-Oxley and meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, and cause investors to lose confidence in our reported financial information.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC, have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Associated With Doing Business In China

There are substantial risks associated with doing business in China, as set forth in the following risk factors.

Our operations and assets in China are subject to significant political and economic uncertainties.

Changes in PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition. Under our current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

We derive a substantial portion of our sales from China.

Substantially all of our sales are generated from China. We anticipate that sales of our products in China will continue to represent a substantial proportion of our total sales in the near future. Any significant decline in the condition of the PRC economy could adversely affect consumer demand of our products, among other things, which in turn would have a material adverse effect on our business and financial condition.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Chinese renminbi into foreign currencies and, if Chinese renminbi were to decline in value, reducing our revenue in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in China use their local currency as their functional currencies. Substantially all of our revenue and expenses are in Chinese renminbi. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market. Since 1994, the official exchange rate for the conversion of renminbi to the U.S. dollar had generally been stable and the renminbi had appreciated slightly against the U.S. dollar. However, on July 21, 2005, the Chinese government changed its policy of pegging the value of Chinese renminbi to the U.S. dollar. Under the new policy, Chinese renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies. It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of Chinese renminbi against the U.S. dollar. We can offer no assurance that Chinese renminbi will be stable against the U.S. dollar or any other foreign currency.

The income statements of our operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited and we may not be able to successfully hedge our exchange rate risks.

Although Chinese governmental policies were introduced in 1996 to allow the convertibility of Chinese renminbi into foreign currency for current account items, conversion of Chinese renminbi into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange, or SAFE, which is under the authority of the People’s Bank of China. These approvals, however, do not guarantee the availability of foreign currency conversion. We cannot be sure that we will be able to obtain all required conversion approvals for our operations or that Chinese regulatory authorities will not impose greater restrictions on the convertibility of Chinese renminbi in the future. Because a significant amount of our future revenue may be in the form of Chinese renminbi, our inability to obtain the requisite approvals or any future restrictions on currency exchanges could limit our ability to utilize revenue generated in Chinese renminbi to fund our business activities outside of China, or to repay foreign currency obligations, including our debt obligations, which would have a material adverse effect on our financial condition and results of operations

We may have limited legal recourse under PRC law if disputes arise under our contracts with third parties.

The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our new business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of these acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we can not assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

Due to various restrictions under PRC laws on the distribution of dividends by our PRC operating companies, we may not be able to pay dividends to our stockholders.

The Wholly-Foreign Owned Enterprise Law (1986), as amended and The Wholly-Foreign Owend Enterprise Law Implementing Rules (1990), as amended contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises, such as Lihua Electron and Lihua Copper, may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, Lihua Electron and Lihua Copper are required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC.  We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from the profits of Lihua Electron and Lihua Copper.

Changes in foreign exchange regulations in the PRC may affect our ability to pay dividends in foreign currency or conduct other foreign exchange business.

The Renminbi is not a freely convertible currency currently, and the restrictions on currency exchanges may limit our ability to use revenues generated in RMB to fund our business activities outside the PRC or to make dividends or other payments in United States dollars. The PRC government strictly regulates conversion of RMB into foreign currencies. Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts. In the PRC, the State Administration for Foreign Exchange, or the SAFE, regulates the conversion of the RMB into foreign currencies. Pursuant to applicable PRC laws and regulations, foreign invested enterprises incorporated in the PRC are required to apply for “Foreign Exchange Registration Certificates.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

PRC regulations relating to mergers and acquisitions of domestic enterprises by foreign investors may increase the administrative burden we face and create regulatory uncertainties.

On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, or MOFCOM, the State Assets Supervision and Administration Commission, or SASAC, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission, or CSRC, and the State Administration of Foreign Exchange, or SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rule, which became effective on September 8, 2006. The M&A Rule purports, among other things, to require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

On September 21, 2006, pursuant to the M&A Rule and other PRC laws and regulations, the CSRC, in its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises’ securities on overseas stock exchanges (the “Administrative Permits”), including a list of application materials with respect to the listing on overseas stock exchanges by SPVs.

Based on our understanding of current PRC Laws, we are not sure whether the M&A Rule would require us or our entities in China to obtain the CSRC approval in connection with the transaction contemplated by the Exchange Agreement in connection with the share exchange.

Further, if the PRC government finds that we or our Chinese shareholders did not obtain the CSRC approval, which CSRC may think we should have obtained before our executing the Exchange Agreement, we could be subject to severe penalties. The M&A Rule does not stipulate the specific penalty terms, so we are not able to predict what penalties we may face, and how such penalties will affect our business operations or future strategy.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

We are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in China .

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. We may have difficulty establishing adequate management, legal and financial controls in the PRC.

Risks Related to the Common Stock

If we do not timely file and have declared effective the registration statement pursuant to the Private Placement, we will be subject to liquidated damages.

In connection with the Private Placement, we entered into a Registration Rights Agreement. Under this agreement, we are obligated to file a registration statement providing for the resale of shares underlying the Preferred Shares and Warrants issued in the Private Placement. Pursuant to the Registration Rights Agreement, we agreed to file and have declared effective the Registration Statements by certain dates. Although we believe that we will be able to take all steps necessary to permit the SEC to declare the Registration Statements effective timely, it is possible that the SEC may, by application of policies or procedures that vary from past policies and procedures, delay the effectiveness of the Registration Statements or make it impractical for us to respond to the SEC in a manner that permits us to declare the Registration Statements effective. We will pay liquidated damages of 1% of the dollar amount of the shares registered in the Registration Statement for each 30 day period the Registration Statement is not declared effective, payable in cash, up to a maximum of 10%.

When the Registration Statement becomes effective, there will be a significant number of shares of Common Stock eligible for sale, which could depress the market price of such stock.

Following the effective date of the Registration Statement, a large number of shares of Common Stock will become available for sale in the public market if our Common Stock is trading at such time, which could harm the market price of the stock. Further, shares may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect as well.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

There is currently no public market for our Common Stock and there can be no assurance that a trading market will develop further or be maintained in the future. As of December 12, 2008, we had approximately 12 shareholders of record of our Common Stock.

The market price of our common stock may be volatile.

If a public market develops for our common stock on the OTC Bulletin Board or on a national securities exchange, trading in our Common Stock may be highly volatile. Some of the factors that may materially affect the future market price of our common stock are beyond our control, such as changes in any financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “Lihua believes,” “management believes” and similar language.  Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this report are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this Form 8-K/A.

OVERVIEW

On October 31, 2008 we entered into the a Share Exchange Agreement (the “Exchange Agreement”) with Ally Profit Investments Limited, a British Virgin Islands company ("Ally Profit”), Magnify Wealth Enterprise Limited, the sole shareholder of Ally Profit (the “Ally Profit Shareholder”, or “Magnify Wealth”), which owns shares constituting 100% of the issued and outstanding ordinary shares of Ally Profit (the “Ally Profit Shares”), and our principal stockholders. Pursuant to the terms of the Exchange Agreement, the Ally Profit Shareholder transferred all of the Ally Profit Shares to us in exchange (the “ Share Exchange ”) for the issuance of 14,025,000 shares of our Common Stock, par value $0.0001 per share to the Ally Profit Shareholder. As a result of the Share Exchange, Ally Profit became our wholly-owned subsidiary and the Ally Profit Shareholder acquired approximately 93.5% of our issued and outstanding stock.

Immediately after the Share Exchange, we entered into a securities purchase agreement with certain accredited investors for the issuance and sale in a private placement of units, consisting of, in the aggregate, 6,818,182 shares of Series A Convertible Preferred Stock, par value $0.0001 per share and Series A warrants to purchase up to 1,500,000 shares of Common Stock, for aggregate gross proceeds of approximately $15,000,000.

As a result of the Share Exchange, Ally Profit became our wholly owned subsidiary and we acquired the business and operations of Ally Profit and its PRC Subsidiaries. Danyang Lihua Electron Co., Ltd (“Lihua Electron”) is a leading value-added manufacturer of bimetallic composite conductor wire, such as copper clad aluminum (“CCA”) fine wire, CCA magnet wire and CCA tin plated wire. Lihua Electron sells to distributors in the wire and cable industries and to manufacturers in the consumer electronics, white goods, automotive, utility, telecommunications and specialty cable industries. Jiangsu Lihua Copper Industry Co., Ltd. (“Lihua Copper”), the Company’s other PRC subsidiary, which the Company anticipates will begin operations by the end of the first quarter 2009, will utilize refined, or recycled, copper to manufacture and sell low content oxygen copper cable and copper magnet wire to Lihua Electron’s existing customer base.

The "Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth below is prepared using the consolidated financial statements of our wholly-owned subsidiary, Ally Profit Investment Limited and its subsidiaries, Lihua Holdings Limited, a Hong Kong company, Lihua Electron, and Lihua Copper for the fiscal years ended December 31, 2007 and 2006 and the three and nine months ended September 30, 2008 and 2007, set forth elsewhere in this prospectus.  The results of operations and financial condition for those periods do not reflect Lihua International on an as-consolidated basis.

RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2008 AND SEPTEMBER 30, 2007

Our business for the three months ended September 30, 2008 continued to demonstrate robust growth as we grew revenue by 103%. This growth was primarily driven by strong market demand for our products and an increase in the production capacity for our higher margin product, CCA magnet wire.

Selected Financial Data:
		For the three months ended
	Increase/ (Decrease)	September 30, 2008	September 30, 2007

Net sales	103%	$14,310,692	$7,041,298
Gross Profit	153%	5,180,319	2,050,809
Operating Income	142%	4,540,066	1,874,119
Net income	137%	3,839,288	1,618,562

Gross Margins		36.2%	29.1%
Net Margins		26.8%	23.0%

Net Sales

Sales revenue in the third quarter of 2008 was $14.3 million an increase of $7.3 million from sales of $7.0 million in the same period in 2007. Our sales increase was primarily attributable to strong market demand for our products and the increase in production capacity of our main product- CCA magnet wire.  Total tons shipped increased 79% year-on-year to 1,583 versus 902 tons during the same quarter in 2007. The increase in tons shipped was a result of increased capacity, strong customer demand and the acceleration of CCA as a substitute for pure copper in small size electronic motors.

The following table breaks down our products by categories and by tons shipped and as a percentage of total sales:

	For the three months ended September 30, 2008
	shipment (tons)	% of total sales
CCA Magnet Wire	1,015	64.1%
CCA Fine Wire	474	30.0%
CCA Tin Plated Wire	82	5.2%
Others	12	0.7%
Total	1,583	100%

The following table sets forth our five largest customers for the third quarter of 2008 and 2007, respectively:

TOP FIVE CUSTOMERS (Industry Focus)	% of Net Sales for the three months ended September 30, 2008	% of Net Sales for the three months ended September 30, 2007
Customer 1 (Home Appliance)	10.40%	N/A
Customer 2 (Marine wire)	7.29%	4.41%
Customer 3 (Electronic Tool)	6.64%	4.13%
Customer 4 (Electronic Motor)	5.80%	4.04%
Customer 5 (Electronic Motor)	5.10%	3.95%
Customer 6 (Electronic Motor)	N/A	5.08%

Top Five Customers as % of Total:	35.23%	21.60%

During the three months ended September 30, 2008, our five largest customers accounted for 35.23% of total sales, up 13.63% compared to 21.60% of the third quarter ended September 30, 2007.

As of September 30, 2008, the receivable balance due from these five customers represented 42.89% of total accounts receivables, up 3.76% from 39.13%, compared to the corresponding period in 2007.  We routinely extend unsecured credit to large or regular customers with good credit history. Management reviews its accounts receivable on a regular basis to determine if the allowance for doubtful accounts is adequate at each quarter-end. We only extend 30 to 60 day trade credit to our largest customers, which tend to be well-established, large businesses, and we have not seen any accounts receivable go uncollected beyond 60 days or experienced any write-off of accounts receivable in the past.

Cost of Goods Sold

Cost of Goods Sold principally consists of the cost of raw materials, labor, utilities, manufacturing costs, manufacturing related depreciation, machinery maintenance costs, purchasing and receiving costs, inspection costs, shipping and handling costs, and other fixed costs.

Cost of Goods Sold was $9.1 million for the three months ended September 30, 2008, compared to $5.0 million for the three months ended September 30, 2007, representing an increase of $4.1 million or 82%. Cost of Goods Sold measured by percentage of net sales was 63.8%, compared to 70.9% for the prior year. Our CCA raw material, accounts for about 87% of the total cost of goods sold and the price of CCA raw material typically changes with the fluctuations of copper and aluminum prices. However, our product pricing system utilizes fixed mark ups to our CCA raw material to avoid the commodity risk of copper and aluminum price fluctuations. As such, we are able to pass along commodity price fluctuations to our customers. As we increase capacity, depreciation should rise sharply in future quarters due to a significant expansion in our asset base as we begin taking delivery of recently purchased machinery and equipment.

Gross Profit

Gross profit for the three months ended September 30, 2008 was $5.2 million, up 152% from gross profit of  $2.1 million for the same period in 2007. The gross margin increased to 36.2% from 29.1% year-over-year, principally due to our increase in production capacity of our higher margin products such as CCA magnet wire and the decrease of our raw material price.

Selling, General and Administrative Expenses

Total selling, general and administrative expenses, which principally include sales staff salary and commissions, welfare, and travel expenses, selling expense was $312,523 for the three months ended September 30, 2008, compared to $81,690 for the three months ended September 30, 2007.  As a percentage of net sales, selling expenses increased to 2.2% from 1.2% comparing with the same period of 2007 as the increase of the number of our sales offices in China.  General and administrative expenses, as a percentage of net sales, increased to 2.3% for the three months ended September 30, 2008, compared with 1.3% for the three months ended September 30, 2007.  Factors which caused this increase were higher administrative and professional fees associated with the Company preparing to be a public reporting company. R&D expenses, which are included in general and administrative expenses, for the three months ended June 30, 2008, were $19,362, which increased by $11,320, as compared to three months ended September 30, 2007.

As we prepare to increase our production capacity and more aggressively address market opportunities, we anticipate an expansion of our sales force and an increase in the number of our sales offices in China to better respond to the market.

Going forward, we anticipate that general and administrative costs will increase in the next two to three quarters as we are required to satisfy additional requirements related to being a US public company including the professional fees related to Sarbanes-Oxley compliance.

Interest Expense

Interest expense was $171,880 for the three months ended September 30, 2008, compared to $34,664 for the three months ended September 30, 2007. The increase is largely due to accrued interest from additional bank loans utilized during the period the loans were used for working capital and capital expenditures for the expansion of production.

Income tax

For the three-month period ended September 30, 2008 income tax expense was $546,985 as compare to $226,411 for the same period in 2007.

In 2008, our business operations were solely conducted by our subsidiaries incorporated in the PRC. PRC enterprise income tax is calculated based on taxable income determined under PRC accounting principles.  In accordance with “Income Tax Law of China for Enterprises with Foreign Investment and Foreign Enterprises,” or the Income Tax Law, “Foreign Invested Enterprises”, or FIEs, established in the PRC are generally subject to an “Enterprise Income Tax”, or EIT, rate of 25%.  PRC domestic companies are governed by the Enterprise Income Tax Laws of the PRC and are also generally subject to an EIT rate of 25%. However, the governments at the provincial, municipal and local levels can provide many tax incentives and abatements based on a number of programs at each level.

Lihua Electron is a production-based foreign investment enterprise and was granted an EIT holiday for the two years ended December 31, 2006 and 2005 and a 50% reduction on the EIT rate for the three years ended December 31, 2007, 2008 and 2009, making its effective tax rate 12.5% for those years.

On March 16, 2007, the PRC government promulgated a new tax law, China’s Unified Enterprise Income Tax Law (“New EIT Law”), which took effect from January 1, 2008. Under the New EIT Law, foreign owned enterprises as well as domestic companies are subject to a uniform tax rate of 25%. The New EIT Law provides a five-year transition period from its effective date for those enterprises which were established before the promulgation date of the New EIT Law and which were entitled to a preferential EIT treatment. Accordingly, Lihua Electron will continue to be entitled to the 50% reduction on its EIT rate for the two years ended December 31, 2008 and 2009.

Net Income

Net income for the three-month period ended September 30, 2008 was $3.8 million, or 26.8% of net revenue, compared to $1.6 million, or 23.0% of net revenue, in the same period last year. The increase in net margin was due principally to i) substantial revenue increase; ii) increased production capacity of our higher margin products; iii) gross margin improvement from 29.1% to 36.2%.

Foreign Currency Translation Gains

During the three months ended September 30, 2008, the RMB steadily rose against the US dollar. As a result we recognized a foreign currency translation gain of $313,136.

NINE MONTHS ENDED SEPTEMBER 30, 2008 AND SEPTEMBER 30, 2007

Selected Financial Data:
		For the nine months ended
	Increase/ (Decrease)	September 30, 2008	September 30, 2007

Net sales	79%	$39,037,047	$21,821,020
Gross Profit	104%	12,888,233	6,331,395
Operating Income	100%	11,504,129	5,746,995
Net income	95%	9,762,606	5,011,198

Gross Margins		33.0%	29.0%
Net Margins		25.0%	23.0%

Net Sales

Sales revenue increased $17.2 million, or 79%, to $39.0 million for the nine months ended September 30, 2008 from $21.8 million for the nine-month period ended September 30, 2007. This increase was mainly attributable to increased product shipment, increased market demand for our products, and expanded capacity.

Gross Profit

We achieved gross profit of $12.9 million for the nine months ended September 30, 2008, up 104% from gross profit of approximately $6.3 million for the corresponding period in the prior year.  The increase was principally due to the volume increase as measured by tons shipped.  Gross profit margin was 33.0%, up 4.0% from 29.0% as compared to the corresponding period in 2007.  The increase of gross profit margin was mainly driven by the increased production capacity of our higher margin products such as CCA magnet wire and the decrease of our raw material price.

Selling, General and Administrative Expenses

We incurred total selling, general and administrative expenses of $1.4 million, or 3.5% of net sales, for the nine months ended September 30, 2008.  This represented an increase of $0.80 million, or 136.8%, as compared to $0.58 million, or 2.8% of net sales for the nine months ended September 30, 2007.  As a percentage of net sales, selling expenses remained relatively unchanged at 1% and general and administrative expenses increased from 1.5% to 2.1%.  Although we benefited from economies of scale, the increase in selling, general and administrative expenses nevertheless outpaced revenue growth due to increased professional fees related to preparing to be a public reporting company.

Net Income

Our net income was $9.8 million, or 25.0% of net sales, for the nine months ended September 30, 2008, as compared to $5.0 million, or 23.0% of net sales, for the nine months ended September 30, 2007.  The increase reflected continued expansion in sale revenue levels and production capacity, continued strong demand for our products as the benefit of CCA, and sustained profitability.

LIQUIDITY AND CAPITAL RESOURCES

We have historically financed our operations and capital expenditures through cash flows from operations and bank loans.  However, neither our cash flows from operations nor our bank loans had been sufficient to keep pace with the growth of our business and provide sufficient working capital to meet increased new orders and purchase necessary new equipment to expand production.

We regularly review our cash funding requirements and attempt to meet those requirements through a combination of cash on hand, cash provided by operations and available borrowings under bank lines of credit.  We believe that we can continue meeting our cash funding requirements for our existing business in this manner.

It is management's intention to expand our operations as quickly as reasonably practicable to capitalize on the demand opportunity for our products.

As of September 30, 2008, we had approximately $15.7 million in cash, up $12.5 million from $3.2 million at December 31, 2007.

In summary, our cash flows were:
	For the nine months ended
	September 30, 2008	September 30, 2007
Net cash provided by (used in) operating activities	14,497,293	(880,754)
Net cash used in investing activities	(6,330,791)	(530,596)
Net cash provided by financing activities	2,860,371	1,832,437
Effect of exchange rate on cash and cash equivalents	1,439,317	535,562
Cash and cash equivalents at beginning of period	3,213,649	890,479
Cash and cash equivalents at end of period	15,679,839	1,847,128

For the nine months ended September 30, 2008, cash generated from operating activities totaled $14.5 million. This principally resulted from a substantial increase in net earnings partially offset by (i) a shortened cash cycle between timing of inventory purchases and collection of accounts receivable, resulting in $1.4 million decrease in accounts receivable, (ii) a $4.1 million decrease in due from related parties and $2.5 million decrease in due to related parties, and (iii) an increase in accounts payable of $1.2 million.

For the nine months ended September 30, 2008, cash used in investing activities was approximately $6.3 million, primarily as a result of capital investment on new equipment and machinery as well as office building improvements and the purchase of new land, all as part of our planned expansion.

Financing activities provided net cash inflow of $2.9 million during the nine months ended September 30, 2008.  We drew down approximately $6.4 million from our existing credit facilities to meet working capital needs and repaid approximately $3.5 million of our existing credit facilities.  Maturities for our working capital financing ranges from three to six months.  We intend to renew these loans once they become due.

Accounts Receivable

Trade accounts receivable was $3.9 million at September 30, 2008. Accounts receivable related to our five largest customers totaled $0.8 million, accounting for 22.7% of all accounts receivable as of September 30, 2008.

We extend 30 to 60 day trade credits to large or regular customers with good credit history. Management reviews its accounts receivable on a regular basis to determine if the allowance for doubtful accounts is adequate at each quarter-end. We only extend 30 to 60 day trade credits to our large customers, who tend to be well-established and large sized businesses, and we have not seen any accounts receivable go uncollected beyond 60 days or experienced any write-off of accounts receivable in the past. Thus, we elected not to make any provision for doubtful accounts and consider all accounts receivable collectable.

DESCRIPTION OF CAPITAL STOCK
General

Our authorized capital stock consists of 85,000,000 shares, par value $0.0001 per share, consisting of 75,000,000 shares of Common Stock (“ Common Stock ”) and 10,000,000 shares of preferred stock, of which all 10,000,000 have been designated as Series A Preferred Stock.

The following table summarizes, as of December 12, 2008, our capital stock on an as converted basis without giving effect to any protective provisions and assuming all warrants are exercised on a cash basis for shares of our Common Stock.

	Common (as converted)	Percent Basic	Percent Fully Diluted
Series A Preferred (as converted at $2.20)	6,818,182	31.25%	28.63%
Common Stock	15,000,000	68.75%	62.97%
Total Basic (as converted)	21,818,182	100.00%	91.60%

Series A Warrants (Strike at $3.50)	1,500,000		6.30%
Series B Warrants (Strike at $3.50)	500,000		2.10%
Total Warrants (assuming exercised)	2,000,000		8.40%

Fully Diluted	23,818,182		100%

Common Stock

We have 15,000,000 shares of Common Stock issued and outstanding. In addition, we have outstanding warrants to purchase 2,000,000 shares of our Common Stock at an exercise price of $3.50 per share.

Dividend Rights

Subject to the rights of the holders of preferred stock, as discussed below, the holders of outstanding Common Stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the Board of Directors may determine.

Voting Rights

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation, as amended and restated. Any action other than the election of directors shall be authorized by a majority of the votes cast, except where the Delaware General Corporation Law prescribes a different percentage of votes and/or exercise of voting power.

No Preemptive or Similar Rights

Holders of our Common Stock do not have preemptive rights, and shares of our Common Stock are not convertible or redeemable.

Right to Receive Liquidation Distributions

Subject to the rights of the holders of preferred stock, as discussed below, upon our dissolution, liquidation or winding-up, our assets legally available for distribution to our stockholders are distributable ratably among the holders of Common Stock.

Preferred Stock

We have 10,000,000 authorized shares of preferred stock par value $0.0001 per share, of which 10,000,000 shares are designated as Series A Preferred Stock (the “Preferred Shares”), and of which 6,818,182 shares are issued and outstanding.

The principal terms of the Preferred Shares are as follows:

Conversion

At any time on or after our issuance of Preferred Shares, each share of our Preferred Shares will be convertible, at the option of the holder thereof (subject to certain ownership percentage limitations set forth in the Certificate of Designations), into one share of our Common Stock, subject to adjustment from time to time, upon the occurrence of certain events described below. The rate of conversion (the “ Conversion Rate ”) is determined by dividing $2.20 per share (the “ Liquidation Preference Amount ”) by the conversion price of $2.20 (the “ Conversion Price ”), subject to adjustment as discussed below.

In the event we do not timely convert and deliver Preferred Shares into shares of Common Stock after request of a holder to so convert, and the holder must purchase shares of Common Stock, in excess of the price for which the holder sold such shares, we must make a payment in cash to the holder in the amount of the excess paid and we will not honor the conversion request and will reinstate the number of Preferred Shares for which such conversion was not honored.

If at any time, we consummate a bona fide offering of shares of our Common Stock of at least $5,000,000, all outstanding Preferred Shares shall automatically convert to shares of Common Stock (subject to certain ownership percentage limitations set forth in the Certificate of Designations of the Series A Preferred Shares).

Liquidation Rights

The Preferred Shares will, in the event of any distributions or payments in the event of the voluntary or involuntary liquidation, dissolution or winding up of Lihua rank senior to our Common Stock and to any other class or series of stock which may be issued by us not designated as ranking senior to or pari passu with the Preferred Shares in respect of the right to participate in distributions or payments upon any liquidation, dissolution or winding up of Lihua. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Preferred Shares will be entitled to receive, out of our assets available for distribution to stockholders, an amount equal to the Liquidation Preference Amount before any payment shall be made or any assets distributed to the holders of Common Stock or any stock which ranks junior to the Preferred Shares. In the event of a liquidation, dissolution or winding up of Lihua, the rights of holders of Preferred Shares to convert such shares into shares of Common Stock shall terminate prior to the date fixed for the payment to the holders of Preferred Shares of any amounts distributable to them in the event of any such liquidation, dissolution or winding up.

Redemption Rights

None of our Preferred Shares may be redeemed by us without the express written consent of each holder of such shares. If we cannot issue shares of Common Stock upon a conversion because we do not have a sufficient number of shares of Common Stock authorized and available, then with respect to the unconverted Preferred Shares, the holder of such Preferred Shares, solely at such holder's option, may require us to redeem from such holder those Preferred Shares with respect to which we are unable to issue Common Stock in accordance with such holder's conversion notice at a price per share payable in cash equal to one hundred thirty percent of the Liquidation Preference Amount.

Simultaneously with the occurrence of any merger, consolidation or similar capital reorganization of our Common Stock, each holder of Preferred Shares shall have the right, at such holder's option, to require us to redeem all or a portion of such holder's Preferred Shares at a price per share equal to one hundred ten percent of the Liquidation Preference Amount.

Dividend Rights

Our Preferred Shares will not be entitled to receive dividends unless we pay dividends to holders of our Common Stock. If we pay dividends to holders of Common Stock, our holders of Preferred Shares will be entitled to receive, on each share of Preferred Shares held by them, dividends of equal amount or value as dividends that would have been payable on the number of underlying shares of Common Stock into which such Preferred Shares would be convertible, if such shares of Preferred Shares had been converted on the date for determination of holders of Common Stock entitled to receive such dividends.

Adjustments to Conversion Price; Conversion Rate and Other Similar Adjustments

The number of shares of Common Stock into which the Series A Preferred shall be converted, or the Conversion Price, as the case may be, shall be subject to upward or downward adjustment from time to time, as applicable, in the event of a (i) combination, stock split, recapitalization or reclassification of the Common Stock, (ii) merger, consolidation or similar capital reorganization of the Common Stock, (iii) distribution of stock dividends or (iv) issuance of additional shares of Common Stock or securities convertible into Common Stock at a price less than $2.20.

Voting Rights

Holders of our Preferred Shares shall vote together as a separate class on all matters which impact the rights, value, or ranking of the Preferred Shares. Holders of our Preferred Shares shall vote on an "as converted" basis, together with holders of our Common Stock, as a single class, in connection with any proposal submitted to stockholders to: (i) increase the number of authorized shares of capital stock, (ii) to approve the sale of any of our capital stock, (iii) adopt an employee stock option plan, or (iv) effect any merger, consolidation, sale of all or substantially all of our assets, or related consolidation or combination transaction.

Conversion Restriction

Holders of our Preferred Shares are restricted from converting to Common Stock if the number of shares of Common Stock to be issued pursuant to such Conversion would cause the number of shares of Common Stock owned by such holder and its affiliates at such time to equal or exceed 9.9% of the then issued and outstanding shares of Common Stock; provided,   however, that upon a holder of the Series A Preferred providing the Company with sixty-one (61) days notice that such holder wishes to waive this restriction such holder may be entitled to waive this restriction.

Series A Warrants

We have Series A Warrants to purchase up to 1,500,000 shares of our Common Stock at an exercise price of $3.50 per share issued and outstanding. The Series A Warrants at the option of the holder, may be exercised by cash payment of the exercise price or, commencing 18 months following the closing of the Private Placement, if the per share market value of one share of Common Stock is greater than the exercise price and a registration statement under the Securities Act of 1933, as amended, covering the shares of Common Stock underlying the Series A Warrants is not then declared in effective by the SEC, in lieu of exercising the Series A Warrants by payment of cash, a holder may exercise the Series A Warrant by a cashless exercise by surrender of the Series A Warrant, in which event we will issue to the holder a number of shares of our Common Stock computed using the following formula:

X = Y - (A)(Y)
B

Where	X =	the number of shares of Common Stock to be issued to the holder.

	Y =	the number of shares of Common Stock issuable upon exercise of the Series A Warrant in accordance with the terms of the Series A Warrant by means of a cash exercise rather than a cashless exercise.

	A =	the Exercise Price.

	B =	the per share market value of one share of Common Stock on the trading day immediately preceding the date of such election.

We will not receive any additional proceeds to the extent that the Series A Warrants are exercised by cashless exercise.

The exercise price and number of shares of our Common Stock issuable upon exercise of the Series A Warrants may be adjusted in certain circumstance, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation and the issuance of rights to purchase additional shares of our Common Stock or to receive other securities convertible into additional shares of Common Stock.

For a period of two years following the original issue date of the Series A Warrants (the “Full Ratchet Period”), in the event we issue any additional shares of Common Stock or securities exercisable, convertible or exchangeable for Common Stock at a price per share less than the exercise price then in effect or without consideration, then the exercise price upon each such issuance will be adjusted to a price equal to the consideration per share paid for such additional shares of Common Stock.

No fractional shares will be issued upon exercise of the Series A Warrants. If, upon exercise of a Series A Warrant, a holder would be entitled to receive a fractional interest in a share, we will pay to the holder cash equal to such fraction multiplied by the then fair market value of one full share.

Pursuant to the terms of the Series A Warrants, we will not effect the exercise of any Series A Warrant, and no person who is a holder of any Series A Warrant has the right to exercise the Series A Warrant, to the extent that after giving effect to such exercise, such person would beneficially own in excess of 9.9% of the then outstanding shares of our Common Stock. However, the holder is entitled to waive this cap upon 61 days notice to us.

We have the right to redeem up to 9.9% of the Series A Warrants at a price equal to $0.01 per share of our Common Stock underlying such warrants if (i) our Common Stock is traded on a national securities exchange, (ii) the daily volume weighted average price of our Common Stock is above $8.87 for 30 consecutive trading days ending on the date of the notice of redemption, and (iii) the average daily trading volume for the trading period is greater than 300,000 shares per day ; provided, that all shares underlying such Series A Warrants are registered pursuant to an effective registration statement and we simultaneously call all of the Series A Warrants on the same terms. We will have the right, but not the obligation, to redeem the Series A Warrants at any time, and from time to time, provided, that at such time, the foregoing conditions have been met, but in no event can we redeem the Series A Warrants more than once in any thirty (30) trading day period.

Series B Warrants

We have Series B Warrants to purchase up to 500,000 shares of our Common Stock at an exercise price of $3.50 per share issued and outstanding. The Series B Warrants, at the option of the holder, may be exercised by cash payment of the exercise price or by “cashless exercise”. We will not receive any additional proceeds to the extent that warrants are exercised by cashless exercise.

If the per share market value of one share of Common Stock is greater than the exercise price and at the time of election, the average trading volume of our Common Stock exceeds 100,000 shares for the immediately preceding 30 trading days, in lieu of exercising the Series B Warrant by payment of cash, the holder may exercise the Series B Warrant by cashless exercise by surrendering the Series B Warrant, in which event we will issue to the holder a number of shares of our Common Stock computed using the following formula:

X = Y - (A)(Y)
B

Where:	X =	the number of shares of Common Stock to be issued to the Holder.

	Y =	the number of shares of Common Stock issuable upon exercise of the Series B Warrant in accordance with the terms of the Series B Warrant by means of a cash exercise rather than a cashless exercise.

	A =	the exercise price.

	B =	the volume weighted average price of the Common Stock for the 30 trading day period immediately preceding the date of such election.

The exercise price and number of shares of our Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation and the issuance of rights to purchase additional shares of our Common Stock or to receive other securities convertible into additional shares of Common Stock.

For a period of two years following the original issue date of the Series B Warrant (the “Weighted Average Period”), in the event we issue any additional shares of Common Stock or securities exercisable, convertible or exchangeable for Common Stock at a price per share less than the exercise price then in effect or without consideration, then the exercise price then in effect shall be multiplied by a fraction (i) the numerator of which shall be equal to the sum of (x) the number of shares of outstanding Common Stock immediately prior to the issuance of such additional shares of Common Stock plus (y) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration price per share paid for the total number of such additional shares of Common Stock so issued would purchase at a price per share equal to the exercise price then in effect and (ii) the denominator of which shall be equal to the number of shares of outstanding Common Stock immediately after the issuance of such additional shares of Common Stock.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of a warrant, a holder would be entitled to receive a fractional interest in a share, we will pay to the holder cash equal to such fraction multiplied by the then fair market value of one full share.

Anti-Takeover Provisions

Delaware Anti-Takeover Law

Under Section 203 of the Delaware Corporation Law (the "Delaware anti-takeover law"), certain "business combinations" are prohibited between a Delaware corporation, the stock of which is generally publicly traded or held of record by more than 2,000 stockholders, and an "interested stockholder" of such corporation for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its certificate of incorporation not to be governed by the Delaware anti-takeover law (the Company has not made such an election), (ii) the business combination was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan), or (iv) the business combination was approved by the board of directors of the corporation and ratified by 66 2/3% of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation's voting stock.

These provisions could delay or frustrate the removal of incumbent directors or a change in control of the Company.

The provisions also could discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 12, 2008 the number of shares of our Common Stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of the Company’s Common Stock; (ii) each director; (iii) each of the named executive officers in the Summary Compensation Table; and (iv) all directors and executive officers as a group. As of December 12, 2008, we had 15,000,000 shares of Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated. Unless otherwise noted, the principal address of each of the stockholders, directors and officers listed below is c/o Lihua Holdings Limited, Houxiang Five-Star Industry Distict, Danyang City, Jiangsu Province, PRC 212312, China.

All share ownership figures include shares of our Common Stock issuable upon securities convertible or exchangeable into shares of our Common Stock within sixty (60) days of December 12, 2008, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Shares of Common Stock(2) (3)

Magnify Wealth Enterprises Limited (4)(5)(6)	13,862,500	92.4%

Vision Opportunity China LP (7)	1,648,169	9.9%

CMHJ Technology Fund II, L.P. (8)	1,648,169	9.9%

Snow Hill Development Limited (9)	1,159,000	7.2%

Yang “Roy” Yu (5)	112,500	*

Jianhua Zhu (6)	0	0

Yaying Wang	0	0

All Directors, Executive Officers and Director Nominees, as a group	112,500	*
_____________
* Less than one percent

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to securities anticipated to be exercisable or convertible at or within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. The indication herein that shares are anticipated to be beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.

(2)	Based upon 15,000,000 shares of Common Stock issued and outstanding.

(3)
As of December 12, 2008 there were 15,000,000 shares of our Common Stock issued and outstanding. In determining the percent of Common Stock beneficially owned by a selling stockholder on December 12, 2008, (a) the numerator is the number of shares of Common Stock beneficially owned by such selling stockholder (including shares that he has the right to acquire within 60 days of December 12_, 2008), and (b) the denominator is the sum of (i) the 15,000,000 shares outstanding on December 12, 2008 and (ii) the number of shares of Common Stock which such selling stockholders has the right to acquire within 60 days of December 12, 2008.

(4)	The address of Magnify Wealth is Quastisky Building, P.O. Box 4389, Road Town, Tortola, British Virgin Islands.

(5)
Magnify Wealth received 14,025,000 shares of Common Stock in the Share Exchange. Pursuant to a contractual arrangement between Magnify Wealth and Mr. Yu, Mr. Yu is entitled to receive up to 450,000 of the shares issued to Magnify Wealth in the Share Exchange. 112,500 of such shares were transferred to Mr. Yu immediately upon consummation of the Share Exchange. The remaining 337,500 shares have been placed into an escrow account and shall be released to Mr. Yu in three equal installments of 112,500 shares issuable on the first, second and third anniversary of the consummation of the Share Exchange. Mr. Yu will not become the record or beneficial owner of the shares placed in escrow until such time as the shares are released to him. Accordingly, Mr. Yu will not have the right to vote or receive dividends on such shares.

(6)
On October 22, 2008, our Chief Executive Officer, Mr. Jianhua Zhu, entered into a share transfer agreement (the “Share Transfer Agreement”) with Mr. Fo Ho Chu, the sole shareholder of Magnify Wealth. Pursuant to the Share Transfer Agreement, Mr. Chu has granted to Mr. Zhu the option to purchase all of the 3,000 ordinary shares of Magnify Wealth held by Mr. Chu (the “Option Shares”) at a price of [$1.00] per share.  The Option Shares vest and become exercisable upon Lihua Electron and Lihua Copper attaining consolidated net income performance targets for fiscal 2008, 2009, and 2010 of $8 million, $11 million and $14 million respectively.  If each performance target is met, 25% of the Option Shares will vest and become exercisable forty-five days after December 31, 2008, 25% of the Option shares will vest and become exercisable forty-five days after December 31, 2009 and the remaining 50% of the Option Shares will vest and become exercisable forty five days after December 31, 2010.  Mr. Chu is the sole shareholder of Magnify Wealth.  If all of the Option Shares vest and are exercised by Mr. Zhu, Mr. Zhu would own 100% of Magnify Wealth

(7)
Vision Capital Advisors, LLC, a Delaware limited liability company, which serves as the investment manager to Vision Opportunity China LP and Adam Benowitz, the managing member of Vision Capital Advisors share voting and investment power with Vision Opportunity China LP with respect to the shares beneficially owned by Vision Opportunity China LP. Vision Capital Advisors and Mr. Benowitz may each be deemed to beneficially own the shares of Common Stock held by Vision Opportunity China LP. Each disclaims beneficial ownership of such shares. The 1,648,169 shares are based on the conversion of Series A Preferred Stock up to the ownership cap of 9.9% imposed by the Series A Preferred Stock and the warrants issued to Vision. This amount does not include 1,533,649 shares of our Series A Preferred Stock, which are initially convertible into approximately 1,533,649 shares of Common Stock, subject to adjustment, and warrants to purchase up to 700,000 shares of our Common Stock which cannot be converted or exercised, respectively, because of the ownership restrictions of the Series A Preferred Stock and the warrants issued to Vision. Based upon the terms of the Series A Preferred Stock and the warrants issued to Vision, holders may not convert the Series A Preferred Stock and/or exercise the warrants, if on any date, such holder would be deemed the beneficial owner of more than 9.9% of the then outstanding shares of our Common Stock; however, a holder can elect to waive the cap upon 61 days notice to us, except that during the 61 day period prior to the expiration date of their warrants, they can waive the cap at any time, but a waiver during such period will not be effective until the day immediately preceding the expiration date of the warrant. The address  for  Vision Opportunity China LP is c/o Vision Capital Advisors, LLC ,  20 West 55th Street, 5th Floor ,  New York, NY 10019-5373.

(8)
CMHJ Partners L.P., a Cayman Islands limited partnership (“CMHJ Partners”) and the general partners of CMHJ Technology Fund II, L.P. (the “Fund”), and CMHJ Partners Ltd., a Cayman Islands limited liability company (“CMHJ”) and the general partner of CMHJ Partners, share voting and investment power with the Fund with respect to the shares beneficially owned by the Fund. CMHJ Partners and CMHJ may each be deemed to beneficially own the shares of Common Stock held by the Fund. CMHJ Partners and CMHJ each disclaims beneficial ownership of such shares. The 1,648,169 shares are based on the conversion of Series A  Preferred Stock up to the ownership cap of 9.9% imposed by the Series A Preferred Stock and the warrants issued to CMHJ. This amount does not include 624,558 shares of our Series A Preferred Stock, which are initially convertible into approximately 624,558 shares of Common Stock, subject to adjustment and warrants to purchase up to 500,000 shares of our Common Stock which cannot be converted or exercised, respectively, because of the ownership restrictions of the Series A Preferred Stock and the warrants issued to CMHJ. Based upon the terms of the Series A Preferred Stock and the warrants issued to CMHJ, holders may not convert the Series A Preferred Stock and/or exercise the warrants, if on any date, such holder would be deemed the beneficial owner of more than 9.9% of the then outstanding shares of our Common Stock; however, a holder can elect to waive the cap upon 61 days notice to us, except that during the 61 day period prior to the expiration date of their warrants, they can waive the cap at any time, but a waiver during such period will not be effective until the day immediately preceding the expiration date of the warrant. The address  for  CMHJ is Suite 803, Lippo Plaza 222 Huai Hai Zhong Road Shanghai 200021, PRC

(9)
Represents 950,000 shares of  our  Series A Preferred Stock , which is initially convertible into 950,000 shares of Common  Stock , subject to adjustment and warrants to purchase up to 209,000 shares of Common Stock . Snow Hill Development Limited, a British Virgin Islands Company  is  100% owned by China Merchants Technology Holdings Company Limited. The address of Snow Hill is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

(i) Audited consolidated financial statements as of and for the years ended December 31, 2007 and 2006, and related notes thereto of Ally Profit and its subsidiaries

(ii) Unaudited consolidated financials statements as of and for the period ended September 30, 2008 of Ally Profit and its subsidiaries

Pro forma financial information.

(i) Notes to Unaudited pro forma financial statements.

(ii) Unaudited pro forma financial statements.

(b) Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement dated as of October 31, 2008*
2.2	Agreement and Plan of Merger, dated September 19, 2008*
3.1	Certificate of Ownership and Merger, dated September 19, 2008*
3.2	Certificate of Designations, Preferences, Rights and Limitations of Series A Preferred Stock*
4.1	Form of Series A Warrant*
4.2	Form of Series B Warrant*
10.1	Securities Purchase Agreement, dated as of October 31, 2008*
10.2	Registration Rights Agreement, dated as of October 31, 2008*
10.3	Closing Escrow Agreement, dated as of October 31, 2008*
10.4	Securities Escrow Agreement, dated as of October 31, 2008*
10.5	Investor and Public Relations Escrow Agreement, dated October 31, 2008*
10.6	Jianhua Zhu Employment Agreement, dated June 24, 2008*
10.7	Yang “Roy” Yu Employment Agreement, dated June 24, 2008*
10.8	Yaying Wang Employment Agreement, dated June 24, 2008*
10.9	Jianhua Zhu Amendment to Employment Agreement, dated September 26, 2008*

10.10	Yang “Roy” Yu Amendment to Employment Agreement, dated September 26, 2008*
10.11	Yaying Wang Amendment to Employment Agreement, dated September 26, 2008*
10.12	Loan Agreement with Zhenjiang Branch of Bank of Communications, dated August 26, 2008*
10.13	Loan agreement with Danyang Sub-branch of Agricultural Bank of China, dated April 16, 2007*
10.14	Loan Agreement with Danyang Sub-branch of Agricultural Bank of China, dated May 21, 2008*
10.15	Loan Agreement with Danyang Sub-branch of Agricultural Bank of China, dated August 22, 2008*
10.16	Loan Agreement with Danyang Sub-branch of China Construction Bank, dated March 7, 2008*
10.17	Loan Agreement with Danyang Sub-branch of China Construction Bank, dated April 30, 2008*
10.18	Loan Agreement with Danyang Sub-branch of Industrial and Commercial Bank of China, dated April 28, 2008*
10.19	Loan Agreement with Danyang Sub-branch of Bank of Jiangsu, dated June 12, 2008*
10.20	Loan Agreement with Danyang Sub-branch of Bank of Jiangsu, dated July 27, 2008*
23.1	Consent of Auditor*
99.1	Press Release*

* Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIHUA INTERNATIONAL, INC.

By:	/s/ Jianhua Zhu
Name:	Jianhua Zhu
Title:	Chief Executive Officer

Dated: December 15, 2008

 ALLY PROFIT INVESTMENTS LIMITED
AND ITS SUBSIDIARIES

Yu and Associates CPA Corporation (member of GC Alliance Group)

Certified Public Accountants, Management Consultants

Director, Consultant:	Manager:	Member:	Registered:
K.K.Yu MBA., CPA.	Aswin Indradjaja	American Institute of CPAs	Public Company Accounting
Frank T. Murphy CPA.	Debbie Wang MBA.	California Society of CPAs	Oversight Board
	Ava Yim CPA.	Center For Audit Quality
Roy Yun CPA.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Ally Profit Investments Limited and subsidiaries:

We have audited the accompanying consolidated balance sheets of Ally Profit Investments Limited and subsidiaries (the “Company”) as of December 31, 2007 and 2006 and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ally Profit Investments Limited and subsidiaries as of December 31, 2007 and 2006, the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Yu and Associates CPA Corporation

Arcadia, California
June 25, 2008

411 E. Huntington Drive, Suite 308, Arcadia, CA 91006
Phone: (626) 446-4000 • Fax: (626) 446-4002 • E-mail: info@yucpausa.com • Web-site : www.yucpausa.com

ALLY PROFIT INVESTMENTS
AND SUBSIDIARIES
CONSOLIDATED BALANCE
(AMOUNTS EXPRESSED IN US DOLLAR)

	As of December 31
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,213,649	$890,479
Notes receivable, net	748,339	-
Accounts receivable, net	5,385,078	1,240,916
Other receivables	9,754	23,164
Prepaid land use right—current portion	89,943	-
Inventories	2,597,918	1,251,323
Due from related parties	3,963,591	-
Total current assets	16,008,272	3,405,882
OTHER ASSETS:
Buildings, machinery and equipment, net	5,948,274	5,130,513
Construction in progress	2,482,455	-
Deposits for buildings, machinery and equipment	1,232,100	896,436
Prepaid land use right—long-term portion	4,398,268	-
Intangible assets	5,257	-
Total non-current assets	14,066,354	6,026,949
Total assets	$30,074,626	$9,432,831
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short term bank loans	$4,107,001	$-
Accounts payable	2,483,158	1,921,346
Other payables and accruals	480,917	489,020
Income taxes payable	399,663	-
Due to related parties	3,521,403	1,123,496
Total current liabilities	10,992,142	3,533,862
Total liabilities	$10,992,142	$3,533,862
COMMITMENTS AND CONTINGENCIES (Note 18)
SHAREHOLDERS’ EQUITY:
Common Stock, $1 par, 50,000 authorized, 100 shares issued and outstanding	100	100
Additional paid-in capital	4,707,325	50,000
Statutory reserves	1,343,338	570,193
Retained earnings	12,082,279	5,131,736
Accumulated other comprehensive income	949,442	146,940
Total shareholders’ equity	19,082,484	5,898,969
Total liabilities and shareholders’ equity	$30,074,626	$9,432,831

See accompanying notes to consolidated financial statements

ALLY PROFIT INVESTMENTS LIMITED
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(AMOUNTS EXPRESSED IN US DOLLAR)

	For the Year Ended December 31,
	2007	2006
NET REVENUE	$32,676,834	$15,749,722
Cost of sales	(22,910,937)	(10,648,955)
GROSS PROFIT	9,765,897	5,100,767
Selling expenses	(417,314)	(229,620)
General and administrative expenses	(454,908)	(336,045)
Income from operations	8,893,675	4,535,102
Other income	-	2,651
Interest income	15,655	4,025
Interest expenses	(96,535)	(42,859)
Income before income taxes	8,812,795	4,498,919
Provision for income taxes	(1,089,107)	-
NET INCOME	7,723,688	4,498,919
OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	802,502	142,090
TOTAL COMPREHENSIVE INCOME	$8,526,190	$4,641,009

See accompanying notes to consolidated financial statements

ALLY PROFIT INVESTMENTS LIMITED
AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(AMOUNTS EXPRESSED IN US DOLLAR)

	Common Stock		Additional			Accumulated Other
	No. of Shares	Amount	Paid-in Capital	Statutory Reserves	Retained Earnings	Comprehensive Income	Totals
BALANCE, at January 1, 2006	100	$100	$50,000	$120,301	$1,082,709	$4,850	$1,257,960
Net income	-	-	-	-	4,498,919	-	4,498,919
Appropriation of statutory reserves	-	-	-	449,892	(449,892)	-	-
Foreign currency translation adjustment	-	-	-	-	-	142,090	142,090

BALANCE, at December 31, 2006	100	100	50,000	570,193	5,131,736	146,940	5,898,969
Net income	-	-	-	-	7,723,688	-	7,723,688
Capital injection	-	-	4,657,325	-	-	-	4,657,325
Appropriation of statutory reserves	-	-	-	773,145	(773,145)	-	-
Foreign currency translation adjustment	-	-	-	-	-	802,502	802,502
BALANCE, at December 31, 2007	100	$100	$4,707,325	$1,343,338	$12,082,279	$949,442	$19,082,484

See accompanying notes to consolidated financial statements

ALLY PROFIT INVESTMENTS LIMITED
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(AMOUNTS EXPRESSED IN US DOLLAR)

	For the Year Ended December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,723,688	$4,498,919
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	519,225	332,456
(Increase) decrease in assets:
Accounts receivable	(4,144,162)	(752,099)
Notes receivable	(748,339)	-
Other receivables	13,411	106,899
Inventories	(1,346,595)	(439,417)
Due from related parties	(3,963,591)	31,424
Increase (decrease) in liabilities:
Accounts payable	561,812	1,397,978
Other payables and accruals	(8,103)	436,334
Income taxes payable	399,663	-
Due to related parties	2,397,907	(214,359)
Net cash provided by operating activities	1,404,916	5,398,135

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of buildings, machinery and equipment	(3,811,851)	(4,854,852)
Prepayment for land use right	(4,497,166)	-
Purchase of intangible assets	(6,571)	-
Net cash used in investing activities	(8,315,588)	(4,854,852)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowing of short-term bank loans	4,107,001	-
Net proceeds from issuance of capital	4,657,325	-
Net cash provided by financing activities	8,764,326	-

Foreign currency translation adjustment	469,516	109,763

INCREASE IN CASH AND CASH EQUIVALENTS	2,323,170	653,046

CASH AND CASH EQUIVALENTS, at the beginning of the year	890,479	237,433

CASH AND CASH EQUIVALENTS, at the end of the year	$3,213,649	$890,479

See accompanying notes to consolidated financial statements

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 1   DESCRIPTION OF BUSINESS AND ORGANIZATION

Ally Profit Investments Limited (“Ally Profit”) was incorporated in the British Virgin Island on March 12, 2008 under the Business Companies Act, 2004. Ally Profit is a BVI investment holding company and has not carried on any substantive operations of its own.

In June 2008, Ally Profit and Danyang Lihua Group of companies underwent a restructuring exercise whereby Ally Profit has become the holding company of the group comprising Ally Profit, Lihua Holdings Limited, Danyang Lihua Electron Co., Ltd and Jiangsu Lihua Copper Industry Co., Ltd (the “Company”), and the former ultimate shareholder of Danyang Lihua Group of companies became the ultimate shareholder of Ally Profit. This restructuring exercise has been accounted for as recapitalization of Danyang Lihua Group of companies with no adjustment to the historical basis of the assets and liabilities of the Group of companies and the operations were consolidated as though the restructuring occurred as of the beginning of the first accounting period presented in these financial statements. For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements have been prepared as if Ally Profit had been in existence since the beginning of the earliest period presented and throughout the whole periods covered by these financial statements.

Details of the subsidiaries of Ally Profit are as follows:

Subsidiaries’ names	Domicile and date of incorporation	Paid-up capital		Percentage of effective ownership	Principal activities
Lihua Holdings Ltd.	Hong Kong April 17, 2008	US$	13	100%	Holding company of the two other subsidiaries
Danyang Lihua Electron Co., Ltd. (“Danyang Lihua”)	The PRC December 30, 1999	US$	2,200,000	100%	Manufacturing and sales of bimetallic composite conductor wire such as copper clad aluminum (CCA) wire and the enameled CCA wire.
Jiangsu Lihua Copper Industry Co., Ltd. (“Lihua Copper”)	The PRC August 31, 2007	US$	3,599,980	100%	Manufacturing and sales of copper wire and CCA wire. (Business hasn’t been started)

NOTE 2   SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

Principle of consolidation

These consolidated financial statements include the financial statements of Ally Profit and its subsidiaries. All significant inter-company balances or transactions have been eliminated on consolidation.

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 2   SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. These consolidated financial statements, in the opinion of management, include all adjustments necessary for a fair statement of consolidated results of operations, financial position and cash flows for each period presented.

Use of estimates

The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of these consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ from these estimates under different assumptions or conditions.

Cash and cash equivalents

Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less. Because of the short maturity of these investments, the carrying amounts approximate their fair value. Restricted cash is excluded from cash and cash equivalents.

Accounts receivable

Accounts receivable is stated at cost, net of allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectibility of individual balances. In evaluating the collectibility of individual receivable balances, the Company considers many factors, including the age of the balance, the customer’s payment history, its current credit-worthiness and current economic trends.

Inventories

Inventories are stated at the lower of cost, determined on a weighted average basis, or market. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. The management will write down the inventories to market value if it is below cost. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Financial instruments

The Company values its financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by the Company, using available market information or other appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange.

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 2   SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial instruments (continued)

The Company’s financial instruments primarily consist of cash and cash equivalents, trade accounts receivable, amount due from related parties and other current assets; trade accounts payable, other payables, accrued expenses, short-term bank loans, other current liabilities, and amount due to related parties.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective year ends.

Buildings, machinery and equipment

Buildings, machinery and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of buildings, machinery and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets as follows:

Useful Life (In years)
Buildings	20
Machinery	10
Office equipment & motor vehicles	5

The carrying value of buildings, machinery and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the fixed assets is reduced by the amount of the impairment. The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Construction in progress

Construction in progress includes direct costs of construction of buildings, equipments and others. Interest incurred during the period of construction, if material, is capitalized. Construction in progress is not depreciated until such time as the assets are completed and put into service.

Intangible assets

The Company’s intangible assets include computer software. The Company’s amortization policy on intangible assets is as follows:

Useful Life (In years)
Computer software	5

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 2   SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Intangible assets (continued)

The Company accounts for its intangible assets pursuant to SFAS No. 142, “Goodwill and Other Intangible Assets”. Under SFAS 142, intangibles with definite lives continue to be amortized on a straight-line basis over the lesser of their estimated useful lives or contractual terms. Intangibles with indefinite lives are evaluated at least annually for impairment by comparing the asset’s estimated fair value with its carrying value, based on cash flow methodology.

Prepaid land use right

Lease prepayments represent lump sum payment for land use rights in the PRC. The amount is expensed over the period of land use rights of 50 years.

Impairment of long-lived assets

The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any. An impairment loss is measured and recorded based on discounted estimated future cash flows. In estimating future cash flows, assets are grouped at the lowest level for which there is identifiable cash flows that are largely independent of future cash flows from other asset groups.

Revenue Recognition

Revenue is recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectibility is reasonably assured.

Sales revenue is recognized net of sales discounts and returns at the time when the merchandise is sold to the customer. Based on historical experience, management estimates that sales returns are immaterial and has not made allowance for estimated sales returns.

Income taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”. SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

On ..January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty, in Income Taxes (“FIN 48”). FIN 48 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This Interpretation also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. The adoption of FIN 48 has not resulted in any material impact on the Company’s financial position or results.

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 2   SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements. Accumulated other comprehensive income includes foreign cu r rency translation adjustments.

Foreign Currency

The Company uses the United States dollars (“US Dollar” or “US$” or “$”) for financial reporting purposes. The Company maintains the books and records in its functional currency, Chinese Renminbi (“RMB”), being the primary currency of the economic environment in which its operations are conducted. In general, the Company translates its assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet dates, and the statements of income are translated at average exchange rates during the reporting periods. Adjustments resulting from the translation of the Company’s financial statements are recorded as accumulated other comprehensive income.

The exchange rates used to translate amounts in RMB into U.S. Dollars for the purposes of preparing the consolidated financial statements were as follows:

	December 31, 2007	December 31, 2006
Balance sheet items, except for paid-in capital and retained earnings, as of year end	US$1=RMB7.3046	US$1 = RMB7.8087
Amounts included in the statements of income, statements of stockholders’ equity and statements of cash flows for the year	US$1=RMB7.6071	US$1=RMB7.9735

Business Segmentation

The Company follows SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance.

The Company believes that during the years ended December 31, 2007 and 2006, it operated mainly in one business segment - Manufacturing and sales of copper clad aluminum (CCA) wire and the enameled CCA wire, which is widely used for most electrical conductor applications. Throughout the years ended December 31, 2007 and 2006, all of the Company’s operations were carried out mainly in one geographical segment - China.

Commitments and contingencies

The Company follows SFAS No. 5, “Accounting for Contingencies,” in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability could be been incurred and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 2   SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value instruments. SFAS No. 157 does not require any new fair value measurements, but applies under other accounting pronouncements that require or permit fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 5, 2007 (the Company’s fiscal 2008). It is believed that implementation of SFAS No. 157 will have little or no impact on the Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans- an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. SFAS No. 158 requires plan sponsors of defined benefit pension and other postretirement benefit plans (collectively, “postretirement benefit plans”) to fully recognize the funded status of their postretirement benefit plans in the statement of financial position, measure the fair value of plan assets and benefit obligations as of the date of the fiscal year-end statement of financial position and provide additional disclosures. SFAS 158 is effective for financial statements issued for fiscal years ending after December 15, 2008, and is not expected to apply to the Company.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. Subsequent changes in fair value of these financial assets and liabilities would be recognized in earnings when they occur. SFAS No. 159 further establishes certain additional disclosure requirements. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007 (fiscal 2008 for the Company) where earlier adoption is permitted. Management is currently evaluating the impact, if any, and timing of the adoption of SFAS No. 159 on the Company’s financial statements.

In December, 2007, the FASB issued SFAS No. 141(R), “Business Combinations”, and SFAS No. 160, “Accounting and Reporting of Noncontrolling interest in Consolidated Financial Statements, an amendment of ARB No. 51” (SFAS No. 160). These new standards will significantly change the financial accounting and reporting of business combination transactions and noncontrolling (or minority) interests in consolidated financial statements. SFAS No. 141(R) and SFAS No. 160 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, fiscal 2009 for the Company). The Company has not yet determined the effect, if any, that the adoption of SFAS 141(R) and 160 will have on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51” (“SFAS No. 160”), which establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, fiscal 2009 for the Company). Management does not expect that this Statement will have an effect on the Company’s consolidated financial statements.

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 2   SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements (continued)

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - An Amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This statement will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 (that is, fiscal 2009 for the Company). Management does not expect that this Statement will have an effect on the Company’s consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. Management does not expect that this Statement will have an effect on the Company’s consolidated financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60”. This Statement interprets Statement 60, “Accounting and Reporting by Insurance Enterprises” and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of this Statement. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008 (that is, fiscal 2009 for the Company), and all interim periods within those fiscal years. Management does not expect that this Statement will have an effect on the Company’s consolidated financial statements.

NOTE 3   NOTES RECEIVABLE, NET

Notes receivable consisted of the following:

	As of December 31,
	2007	2006
Notes receivable	$748,339	$-
Less: Bad debt provision	-	-
Notes receivable, net	$748,339	$-

NOTE 4   ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following:

	As of December 31,
	2007	2006
Accounts receivable	$5,385,078	$1,240,916
Less: Bad debt provision	-	-
Accounts receivable, net	$5,385,078	$1,240,916

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 5   INVENTORIES

Inventories by major categories are summarized as follows:

	As of December 31,
	2007	2006
Raw materials	$1,069,812	$199,804
Work in progress	125,428	117,331
Finished goods	1,402,678	934,188
	$2,597,918	$1,251,323

NOTE 6   OTHER RECEIVABLES

Other receivables consisted of the following:

	As of December 31,
	2007	2006
Other receivables	$9,754	$23,164
Less: Bad debt provision	-	-
Other receivables, net	$9,754	$23,164

NOTE 7   INTANGIBLE ASSETS

	As of December 31,
	2007	2006
Computer software, cost	$6,571	$-
Less: Accumulated amortization	(1,314)	-
	$5,257	$-

Amortization expenses for the years ended December 31, 2007 and 2006 were $1,314 and nil.

NOTE 8   PREPAID LAND USE RIGHTS

The Company has recorded as prepaid land use rights the lump sum payments paid to acquire long-term interest to utilize the land underlying the building and production facility. This type of arrangement is common for the use of land in the PRC. The prepaid land use rights are expenses on the straight-line method over the term of the land use rights of 50 years. The Company has obtained the property ownership and most land use rights certificate already. As to date of this report, US$1,074,665 of land use right was acquired and fully paid; however, the land use right certificate was still in process.

The amount expensed on prepaid land use right for the years ended December 31, 2007 and 2006 were $8,956 and $0, respectively. The expense of the prepaid land use rights over each of the next five years and thereafter is $64,071.

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 9   BUILDINGS, MACHINERY AND EQUIPMENT, NET

Buildings, machinery and equipment, net consisted of the following:

	As of December 31,
	2007	2006
Cost:
Buildings	$1,279,221	$1,115,499
Office equipment	46,436	33,808
Motor vehicles	28,749	-
Machinery	5,753,159	4,569,842
Total cost	7,107,565	5,719,149
Less: Accumulated depreciation	(1,159,291)	(588,636)
Net book value	$5,948,274	$5,130,513

Depreciation

Depreciation expenses for the years ended December 31, 2007 and 2006 were $508,955 and $332,456, respectively.

Security of fixed assets to bank loans

As of December 31, 2007, machinery of $2,026,204 has been pledged as collateral for the short-term bank loans. (See Note 12 below)

NOTE 10   CONSTRUCTION IN PROGRESS

Construction in progress consisted of the following:

	As of December 31,
	2007	2006
Construction of equipment	$1,053,309	$-
Construction of buildings	1,410,892	-
Others	18,254	-
	$2,482,455	$-

NOTE 11   OTHER PAYABLES AND ACCRUALS

Other payables and accruals consisted of the following:

	As of December 31,
	2007	2006
Accrued staff costs	$202,871	$66,605
Advance from customers	-	25,612
Other taxes payable	259,815	214,664
Other payables	18,231	182,139
	$480,917	$489,020

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 12   SHORT TERM BANK LOANS

Short-term bank loans consisted of the following:

	As of December 31,
	2007	2006
Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate ranging from 9.477% p.a. to 9.711 %p.a. is guaranteed by a related company - Danyang Tianyi Telecommunication Co., Ltd (“Tianyi Telecom”). The bank loan will mature on August 30, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity.	$684,500	$-
Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate ranging from 8.307% p.a. to 9.711% p.a. is guaranteed by Tianyi Telecom. The bank loan matured on April 27, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity. The bank loan was extended to April 5, 2009 subsequently.	191,660	-
Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate ranging from 8.307% p.a. to 9.711% p.a. is guaranteed by Tianyi Telecom. The bank loan matured on May 15, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity. The bank loan was extended to April 5, 2009 subsequently.	191,660	-
Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate ranging from 8.541% p.a. to 9.711% p.a. is guaranteed by Tianyi Telecom. The bank loan matured on May 21, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity. The bank loan was extended to April 5, 2009 subsequently.	191,660	-
Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate ranging from 8.541% p.a. to 9.711 %p.a. is guaranteed by Tianyi Telecom. The bank loan matured on May 27, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity. The bank loan was extended to May 20, 2009 subsequently.	191,660	-
Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate ranging from 8.541% p.a. to 9.711% p.a. is guaranteed by Tianyi Telecom. The bank loan matured on May 31, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity. The bank loan was extended to May 20, 2009 subsequently.	191,660	-
Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate ranging from 8.307% p.a. to 9.711 %p.a. is guaranteed by Tianyi Telecom. The bank loan matured on April 26, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity. The bank loan was extended to April 5, 2009 subsequently.	136,900	-
Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate ranging from 8.541% p.a. to 9.711 % p.a. is guaranteed by Tianyi Telecom. The bank loan matured on June 13, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity. The bank loan was extended to May 20, 2009 subsequently.	136,900	-
Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate ranging from 8.541% p.a. to 9.711 %p.a. is guaranteed by Tianyi Telecom. The bank loan matured on June 19, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity. The bank loan was extended to May 20, 2009 subsequently.	109,520	-

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 12   SHORT TERM BANK LOANS (continued)

	As of December 31,
	2007	2006
Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate ranging from 9.126% p.a. to 9.711 % p.a. is guaranteed by Tianyi Telecom. The bank loan matured on August 28, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity. The bank loan was extended to May 20, 2009 subsequently.	27,380	-
Bank loan granted by Rural Cooperative Bank, Hougang Branch with an interest rate of 9.855% p.a. is guaranteed by Tianyi Telecom. The bank loan matured on January 31, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity.	1,369,000	-
Bank loan granted by Bank of Communications, Zhenjiang Branch at an interest rate ranging from 7.452% p.a. to 7.884% p.a. is guaranteed by Tianyi Telecom. The bank loan matured on February 26, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity. The bank loan was extended to August 26, 2008 subsequently.	410,701	-
Bank loan granted by Industrial and Commercial Bank of China, Danyang Branch at an interest rate ranging from 8.208% p.a. to 8.964% p.a. is secured by machinery of $2,026,204. The bank loan matured on April 17, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity. The bank loan was extended to October 7, 2008 subsequently.	136,900	-
Bank loan granted by Industrial and Commercial Bank of China, Danyang Branch at an interest rate ranging from 8.508% p.a. to 8.964% p.a. is secured by machinery of $2,026,204. The bank loan matured on May 16, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity. The bank loan was extended to October 7, 2008 subsequently.	136,900	-
	$4,107,001	$-

NOTE 13   STATUTORY RESERVES

In accordance with the PRC Companies Law, the Company’s PRC subsidiaries were required to transfer 10% of their profits after tax, as determined in accordance with accounting standards and regulations of the PRC, to the statutory surplus reserve and a percentage of not less than 5%, as determined by management, of the profits after tax to the public welfare fund. With the amendment of the PRC Companies Law which was effective from January 1, 2006, enterprises in the PRC were no longer required to transfer any profit to the public welfare fund. Any balance of public welfare fund brought forward from December 31, 2005 should be transferred to the statutory surplus reserve. The statutory surplus reserve is non-distributable.

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 14 OTHER INCOME

	Year ended December 31,
	2007	2006
Revenue related to metal scraps	$-	$2,651

NOTE 15 INCOME TAXES

The PRC subsidiaries within the Group are subject to PRC income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which they operate, i.e. the PRC. In accordance with the relevant tax laws in the PRC, the Company’s subsidiary, Danyang Lihua, is subject to an enterprise income tax (“EIT”) rate of 24% on its taxable income for the years ended December 31, 2007 and 2006 since it is located in economic development zone. However, Danyang Lihua is a production-based foreign investment enterprise and granted an EIT holiday for the two years ended December 31, 2006 and 2005 and a 50% reduction on the EIT rate for the three years ended December 31, 2007, 2008 and 2009.

The Company’s provision for income taxes consisted of:

	Year ended December 31,
	2007	2006
Current—PRC	$1,089,107	$-
Deferred	-	-
	$1,089,107	$-

A reconciliation of the provision for income taxes determined at the local income tax to the Company’s effective income tax rate is as follows:

	Year ended December 31,
	2007	2006
Pre-tax income	$8,812,795	$4,498,919
United States statutory corporate income tax rate	35%	35%
Income tax computed at United States statutory corporate income	3,084,478	1,574,622
Reconciling items:
Impact of tax holiday of Danyang Lihua	(1,058,466)	(1,079,741)
Rate differential for PRC earnings	(969,407)	(494,881)
Non-deductible expenses	32,502	-
Effective tax expense	$1,089,107	$-

On March 16, 2007, the PRC government promulgated a new tax law, China’s Unified Enterprise Income Tax Law (“New EIT Law”), which took effect from January 1, 2008. Under the New EIT Law, foreign-owned enterprises as well as domestic companies are subject to a uniform tax rate of 25%. The New EIT Law provides a five-year transition period from its effective date for those enterprises which were established before the promulgation date of the New EIT Law and which were entitled to a preferential EIT treatment. Accordingly, Danyang Lihua will continue to be entitled to the 50% reduction on its EIT rate for the two years ended December 3 I, 2008 and 2009.

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 16   RELATED PARTY TRANSACTIONS

(1) DUE FROM (TO) RELATED PARTIES

		As of December 31,
		2007	2006
Due from related parties:
Accounts receivable from Jiangsu Dongya Electronic Co., Ltd (“Dongya Electronic”)	(a )	$719,060		$-
Advance to Danyang Jintao Copper Industry Co., Ltd (“Jintao Copper”)	(a )	3,244,531		-
Total		$3,963,591	$
Due to related parties:
Accounts payable to Tianyi Telecommunication Co., Ltd. (“Tianyi Telecom”)	(a )	$-		$128,062
Advance from -
Tianyi Telecom	(a )	2,258,851		312,163
Danyang Special Electronic Co., Ltd (“Special Electronic”)	(b )	90,080		-
Mr. Jianhua Zhu	(c )	22,472		533,271
		2,371,403		845,434
Share acquisition payable to Special Electronic on restructuring	(b )	1,150,000		150,000
Total		$3,521,403		$1,123,496

(a)   The shareholders of these companies have close relationship with the Company’s key management.

(b)   This company is under the same management as the Company.

(c)   Mr. Zhu is the CEO and Chairman of the Company.

Advance to Jintao Copper is due on August 4, 2008 and secured by the 100% shares of Jintao Copper. By the end of June 2008, all of the amount was subsequently repaid by Jinato Copper.

Advances from Tianyi Telecom and Special Electronic are interest-free, with no fixed repayment date, and is unsecured. Advance from Mr. Jianhua Zhu bears an annual interest rate ranging from 6.03% to 6.57% with no fixed repayment date and is unsecured.

(2)   SALES

For the years ended December 31, 2007 and 2006, the sales included $805,253 and $202,745, respectively that were made from Tianyi Telecom and Dongya Electronic. The shareholders of these companies have close relationship with the Company’s key management.

(3)   GUARANTEES

For the year ended December 31, 2007, Tianyi Telecom provided guarantees for the Company’s short-term bank loans of $3,833,201. (See Note 12 above)

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 17   CONCENTRATION OF CREDIT RISK

As of December 31, 2007 and 2006, 100% of the Company’s cash included cash on hand and deposits in accounts maintained within the PRC where there is currently no rule or regulation in place for obligatory insurance to cover bank deposits in the event of bank failure. However, the Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

For the years ended December 31, 2007 and 2006, all of the Company’s sales arose in the PRC. In addition, all accounts receivable as of December 31, 2007 and 2006 were due from customers located in the PRC.

As of December 31, 2007, besides Dongya Electronic, a related company, which accounted for 13.4% of the accounts receivable of the Company, there are four customers accounted for 14.1%, 12.2%, 12.0% and 10.3% of the accounts receivable of the Company. As of December 31, 2006, one customer accounted for 12.2% of the accounts receivable of the Company. There was no single customer that constitutes more than 10% of the Company’s sales for the years ended December 31, 2007 and 2006.

NOTE 18   COMMITMENTS AND CONTINGENCIES

Capital commitment

Contracted but not provided for:
Purchase of machinery—within one year	669,989
Acquisition or construction of buildings—within one year	2,059,524
$2,729,513

Contingencies

According to the prevailing laws and regulations of the PRC, the Company and its subsidiaries are required to cover its employees with medical, retirement and unemployment insurance programs. Management believes that due to the transient nature of its employees, they do not need to provide all employees with such social insurances, and have not paid the social insurances for all employees.

In the event that any current or former employee files a complaint with the PRC government, the Company and its subsidiaries may be subject to making up the social insurances as well as administrative fines. As the Company believes that these fines would not be material, no provision has been made in this regard.

 ALLY PROFIT INVESTMENTS LIMITED
AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2008 AND DECEMBER 31, 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

	September 30,	December 31,
	2008	2007
	Unaudited	Audited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,679,839	$3,213,649
Notes receivable, net	525,644	748,339
Accounts receivable - trade, net	4,330,367	5,385,078
Other receivables, net	14,666	9,754
Prepaid land use right – current portion	169,690	89,943
Inventories	3,430,992	2,597,918
Due from related parties	-	3,963,591
Total current assets	24,151,198	16,008,272

OTHER ASSETS:
Buildings, machinery and equipment, net	7,658,166	5,948,274
Construction in progress	4,445,989	2,482,455
Deposits for buildings, machinery and equipment	550,955	1,232,100
Prepaid land use right – non-current portion	8,245,189	4,398,268
Intangible assets	4,576	5,257
Total non-current assets	20,904,875	14,066,354

Total assets	$45,056,073	$30,074,626
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short term bank loans	$8,066,527	$4,107,001
Accounts payable – trade	3,928,905	2,483,158
Other payables and accruals	704,444	480,917
Income taxes payable	548,645	399,663
Due to related parties	1,156,881	3,521,403
Total current liabilities	14,405,402	10,992,142

Total liabilities	14,405,402	10,992,142

COMMITMENTS AND CONTINGENCIES (Note 17)
SHAREHOLDERS’ EQUITY:
Common Stock, $1 par, 50,000 shares authorized, 100 shares issued and outstanding	100	100
Additional paid-in capital	4,707,325	4,707,325
Statutory reserves	1,343,338	1,343,338
Retained earnings	21,844,885	12,082,279
Accumulated other comprehensive income	2,755,023	949,442
Total shareholders’ equity	30,650,671	19,082,484

Total liabilities and shareholders’ equity	$45,056,073	$30,074,626

See accompanying notes to condensed consolidated financial statements

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
COMPREHENSIVE INCOME (UNAUDITED)
FOR THE THREE MONTHS AND NINE MONTHS ENDED
SEPTEMBER 30, 2008 AND 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007

Revenue	$14,310,692	$7,041,298	$39,037,047	$21,821,020

Cost of goods sold	(9,130,373)	(4,990,489)	(26,148,814)	(15,489,625)

Gross profit	5,180,319	2,050,809	12,888,233	6,331,395

Selling expenses	(312,523)	(81,690)	(566,130)	(267,064)
General and administrative expenses	(327,730)	(95,000)	(817,974)	(317,336)

Income from operations	4,540,066	1,874,119	11,504,129	5,746,995

Other income (expenses):
Interest income	18,087	5,518	28,038	9,935
Interest expenses	(171,880)	(34,664)	(352,747)	(43,442)
Other income (expenses)	-	-	(5,683)	-
	(153,793)	(29,146)	(330,392)	(33,507)

Income before income tax	4,386,273	1,844,973	11,173,737	5,713,488

Provision for income tax	(546,985)	(226,411)	(1,411,131)	(702,290)

Net income	3,839,288	1,618,562	9,762,606	5,011,198

Other comprehensive income:
Foreign currency translation adjustments	313,136	632,818	1,805,581	813,232

Comprehensive income	$4,152,424	$2,251,380	$11,568,187	$5,824,430

See accompanying notes to condensed consolidated financial statements

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008
(AMOUNTS EXPRESSED IN US DOLLAR)

						Accumulated
	Common Stock		Additional			Other
	Number		Paid-in	Statutory	Retained	Comprehensive
	Of Shares	Amount	Capital	Reserves	Earnings	Income	Totals

BALANCE, at January 1, 2008 (Audited)	100	$100	$4,707,325	$1,343,338	$12,082,279	$949,442	$19,082,484
Net income	-	-	-	-	9,762,606	-	9,762,606
Foreign currency translation adjustment	-	-	-	-	-	1,805,581	1,805,581

BALANCE, at September 30, 2008 (Unaudited)	100	$100	$4,707,325	$1,343,338	$21,844,885	$2,755,023	$30,650,671

See accompanying notes to condensed consolidated financial statement

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

	For the Nine Months Ended September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,762,606	$5,011,198
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	569,058	375,952
(Increase) decrease in assets:
Accounts receivable	1,403,026	(2,661,175)
Notes receivable	269,206	-
Other receivables	(4,112)	-
Inventories	(631,681)	(639,205)
Due from related parties	4,140,737	(3,149,391)
Increase (decrease) in liabilities:
Accounts payable	1,237,108	(443,003)
Other payables and accruals	184,523	(201,766)
Income taxes payable	117,483	224,141
Due to related parties	(2,550,661)	602,495
Net cash provided by (used in) operating activities	14,497,293	(880,754)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of buildings, machinery and equipment	(2,755,327)	(413,058)
Prepayment for land use right	(3,575,464)	-
Purchase of intangible assets	-	(117,538)
Net cash used in investing activities	(6,330,791)	(530,596)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowing of short-term bank loans	6,435,835	1,832,437
Repayments of short-term bank loans	(3,575,464)	-
Net cash provided by financing activities	2,860,371	1,832,437

Foreign currency translation adjustment	1,439,317	535,562

INCREASE IN CASH AND CASH EQUIVALENTS	12,466,190	956,649

CASH AND CASH EQUIVALENTS, at the beginning of the period	3,213,649	890,479

CASH AND CASH EQUIVALENTS, at the end of the period	$15,679,839	$1,847,128

SUPLEMENTAL DISCLOSURE INFORMATION
Interest paid	$352,747	$43,442
Income taxes paid	$1,293,648	$478,149

See accompanying notes to condensed consolidated financial statements

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

NOTE 1    DESCRIPTION OF BUSINESS AND ORGANIZATION

Ally Profit Investments Limited (“Ally Profit”) was incorporated in the British Virgin Island on March 12, 2008 under the Business Companies Act 2004.  Ally Profit is an investment holding company and has not carried on any substantive operations of its own.

In June 2008, Ally Profit and Danyang Lihua Group of companies underwent a restructuring exercise whereby Ally Profit has become the holding company of the group comprising Ally Profit, Lihua Holdings Limited, Danyang Lihua Electron Co., Ltd and Jiangsu Lihua Copper Industry Co., Ltd (the “Company”), and the former ultimate shareholder of Danyang Lihua Group of companies became the ultimate shareholder of Ally Profit.  This restructuring exercise has been accounted for as recapitalization of Danyang Lihua Group of companies with no adjustment to the historical basis of the assets and liabilities of the Group of companies and the operations were consolidated as though the restructuring occurred as of the beginning of the first accounting period presented in these financial statements.  For the purpose of presenting the financial statements on a consistent basis, the condensed consolidated financial statements have been prepared as if Ally Profit had been in existence since the beginning of the earliest period presented and throughout the whole periods covered by these financial statements.

Details of the subsidiaries of Ally Profit are as follows:

Subsidiaries’ names	Domicile and date of incorporation	Paid-up capital		Percentage of effective ownership	Principal activities

Lihua Holdings Ltd.	Hong Kong April 17, 2008	US$	13	100%	Holding company of the two other subsidiaries

Danyang Lihua Electron Co., Ltd. (“Danyang Lihua”)	The PRC December 30, 1999	US$	2,200,000	100%	Manufacturing and sales of bimetallic composite conductor wire such as copper clad aluminum (CCA) wire and the enameled CCA wire.

Jiangsu Lihua Copper Industry Co., Ltd. (“Lihua Copper”)	The PRC August 31, 2007	US$	4,371,351	100%	Manufacturing and sales of copper wire and CCA wire. (Business hasn’t been started)

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

NOTE 2    SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

Principle of consolidation

These condensed consolidated financial statements include the financial statements of Ally Profit and its subsidiaries.  All significant inter-company balances or transactions have been eliminated on consolidation.

Basis of preparation

These condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  These condensed consolidated financial statements for the interim periods are unaudited. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these interim statements have been included. The results reported in these condensed consolidated financial statements are not necessarily indicative of the results that may be reported for the entire year. The accompanying condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and do not include all information and footnotes necessary for a complete presentation of financial statements in conformity with accounting principles generally accepted in the United States. These condensed consolidated financial statements should be read in conjunction with the Company’s report for the year ended December 31, 2007.

Use of estimates

The preparation of these condensed consolidated financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of these condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.  Accordingly, actual results may differ from these estimates under different assumptions or conditions.

Cash and cash equivalents

Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less.  Because of the short maturity of these investments, the carrying amounts approximate their fair value.  Restricted cash is excluded from cash and cash equivalents.

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

NOTE 2    SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

Accounts receivable

Accounts receivable are stated at cost, net of allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectibility of individual balances. In evaluating the collectibility of individual receivable balances, the Company considers many factors, including the age of the balance, the customer’s payment history, its current credit-worthiness and current economic trends.

Inventories

Inventories are stated at the lower of cost, determined on a weighted average basis, or market. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. The management will write down the inventories to market value if it is below cost. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Financial instruments

Effective from fiscal 2008, the Company has adopted SFAS No. 157, “Fair Value Measurements”. The adoption of SFAS No. 157 has had no material impact on the company’s consolidated financial statement. The estimated fair value amounts have been determined in accordance with SFAS No. 157 by the Company, using available market information or other appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange.

The Company’s financial instruments primarily consist of cash and cash equivalents, trade accounts receivable, amount due from related parties and other current assets; trade accounts payable, other payables, accrued expenses, short-term bank loans, other current liabilities, and amount due to related parties.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective year ends.

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

NOTE 2    SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

Buildings, machinery and equipment

Buildings, machinery and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of buildings, machinery and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets as follows:

Useful Life
(In years)
Buildings	20
Machinery	10
Office equipment & motor vehicles	5

The carrying value of buildings, machinery and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the fixed assets is reduced by the amount of the impairment. The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Construction in progress

Construction in progress includes direct costs of construction of buildings, equipments and others.  Interest incurred during the period of construction, if material, is capitalized. Construction in progress is not depreciated until such time as the assets are completed and put into service.

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

NOTE 2    SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

Intangible assets

The Company’s intangible assets include computer software.  The Company’s amortization policy on intangible assets is as follows:

Useful Life
(In years)
Computer software	5

The Company accounts for its intangible assets pursuant to SFAS No. 142, "Goodwill and Other Intangible Assets". Under SFAS 142, intangibles with definite lives continue to be amortized on a straight-line basis over the lesser of their estimated useful lives or contractual terms.  Intangibles with indefinite lives are evaluated at least annually for impairment by comparing the asset's estimated fair value with its carrying value, based on cash flow methodology.

Prepaid land use right

Lease prepayments represent lump sum payment for land use rights in the PRC.  The amount is expensed over the period of land use rights of 50 years.

Impairment of long-lived assets

The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any. An impairment loss is measured and recorded based on discounted estimated future cash flows. In estimating future cash flows, assets are grouped at the lowest level for which there is identifiable cash flows that are largely independent of future cash flows from other asset groups.

Revenue recognition

Revenue is recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectability is reasonably assured.

Sales revenue is recognized net of sales discounts and returns at the time when the merchandise is sold to the customer. Based on historical experience, management estimates that sales returns are immaterial and has not made allowance for estimated sales returns.

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

NOTE 2    SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

Income taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes".  SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Income taxes (continued)

On January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This Interpretation also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. The adoption of FIN 48 has not resulted in any material impact on the Company’s financial position or results.

Shipping and handling costs

Shipping and handling costs represent costs to deliver the Company's inventory to point of sale. Shipping and handling costs are expensed and charged to selling expenses as incurred. Shipping and handling costs for the nine months period ended September 30, 2008 and 2007 were approximately $272,882 and $113,115, respectively.

Advertising costs

The company expenses all advertising costs as incurred. The total amount of advertising costs charged to selling expenses, general and administrative expenses were $7,710 and $183 for the nine months period ended September 30, 2008 and 2007, respectively.

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

NOTE 2    SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

Comprehensive income

SFAS No.130, “Reporting Comprehensive Income,” establishes standards for reporting and displaying comprehensive income and its components in the condensed consolidated financial statements. Accumulated other comprehensive income includes foreign currency translation adjustments.

Foreign currency

The Company uses the United States dollars (“US Dollar” or “US$” or “$”) for financial reporting purposes. The Company maintains the books and records in its functional currency, Chinese Renminbi (“RMB”), being the primary currency of the economic environment in which its operations are conducted. In general, the Company translates its assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Adjustments resulting from the translation of the Company’s financial statements are recorded as accumulated other comprehensive income.

The exchange rates used to translate amounts in RMB into U.S. Dollars for the purposes of preparing the condensed consolidated financial statements were as follows:

	September 30, 2008	December 31, 2007

Balance sheet items, except for paid-in capital and retained earnings, as of the end of period	US$1:RMB 6.8183	US$1:RMB7.3046

	Three months period ended September 30, 2008	Three months period ended September 30, 2007

Amounts included in the statements of income, statements of stockholders’ equity and statements of cash flows for the period	US$1:RMB 6.8390	US$1:RMB 7.5635

	Nine months period ended September 30, 2008	Nine months period ended September 30, 2007

Amounts included in the statements of income, statements of stockholders’ equity and statements of cash flows for the period	US$1:RMB 6.9921	US$1:RMB 7.6401

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

NOTE 2    SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

Business segmentation

The Company follows SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance.

The Company believes that during the three months ended September 30, 2008 and 2007, it operated mainly in one business segment – Manufacturing and sales of copper clad aluminum (CCA) wire and the enameled CCA wire, which is widely used for most electrical conductor applications.  Throughout the three months ended September 30, 2008 and 2007, all of the Company’s operations were carried out mainly in one geographical segment - China.

Commitments and contingencies

The Company follows SFAS No. 5, “Accounting for Contingencies,” in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability could be been incurred and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Recent accounting pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. Subsequent changes in fair value of these financial assets and liabilities would be recognized in earnings when they occur. SFAS No. 159 further establishes certain additional disclosure requirements. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007 (fiscal 2008 for the Company) where earlier adoption is permitted. Management is currently evaluating the impact, if any, and timing of the adoption of SFAS No. 159 on the Company’s financial statements.

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

NOTE 2    SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

In December, 2007, the FASB issued SFAS No. 141(R), “Business Combinations”, and SFAS No. 160, “Accounting and Reporting of Noncontrolling interest in Consolidated Financial Statements, an amendment of ARB No. 51” (SFAS No. 160). These new standards will significantly change the financial accounting and reporting of business combination transactions and noncontrolling (or minority) interests in consolidated financial statements. SFAS No. 141(R) and SFAS No. 160 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, fiscal 2009 for the Company). The Company has not yet determined the effect, if any, that the adoption of SFAS 141(R) and 160 will have on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51” (“SFAS No. 160”), which establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, fiscal 2009 for the Company). Management does not expect that this Statement will have an effect on the Company’s consolidated financial statements.

Recent accounting pronouncements (continued)

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This statement will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 (that is, fiscal 2009 for the Company). Management does not expect that this Statement will have an effect on the Company’s consolidated financial statements.

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

NOTE 2    SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. Management does not expect that this Statement will have an effect on the Company’s consolidated financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60”. This Statement interprets Statement 60, “Accounting and Reporting by Insurance Enterprises” and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of this Statement. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities.  This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008 (that is, fiscal 2009 for the Company), and all interim periods within those fiscal years. Management does not expect that this Statement will have an effect on the Company’s consolidated financial statements.

NOTE 3    NOTES RECEIVABLE, NET

Notes receivable consisted of the following:
	September 30, 2008	December 31, 2007
	Unaudited	Audited

Notes receivable	$525,644	$748,339
Less: Bad debt provision	-	-

Notes receivable, net	$525,644	$748,339

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

NOTE 4    ACCOUNTS RECEIVABLE – TRADE, NET

Accounts receivable – trade consisted of the following:

	September 30, 2008	December 31, 2007
	Unaudited	Audited

Accounts receivable – trade	$4,330,367	$5,385,078
Less: Bad debt provision	-	-

Accounts receivable – trade, net	$4,330,367	$5,385,078

NOTE 5    INVENTORIES

Inventories by major categories are summarized as follows:

	September 30, 2008	December 31, 2007
	Unaudited	Audited

Raw materials	$1,256,729	$1,069,812
Work in progress	134,374	125,428
Finished goods	2,039,889	1,402,678

	$3,430,992	$2,597,918

As of September 30, 2008, inventory of $ 3,034,578 has been pledged as collateral for the short-term bank loans. (See Note 12 below)

NOTE 6    OTHER RECEIVABLES, NET

Other receivables consisted of the following:

	September 30, 2008	December 31, 2007
	Unaudited	Audited

Other receivables	$14,666	$9,754
Less: Bad debt provision	-	-

Other receivables, net	$14,666	$9,754

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

NOTE 7    INTANGIBLE ASSETS

	September 30, 2008	December 31, 2007
	Unaudited	Audited

Computer software, cost	$7,040	$6,571
Less: Accumulated amortization	(2,464)	(1,314)

	$4,576	$5,257

Amortization expenses for the nine months ended September 30, 2008 and 2007 were $1,030 and $942 respectively.

NOTE 8    PREPAID LAND USE RIGHTS

The Company has recorded as prepaid land use rights the lump sum payments paid to acquire long-term interest to utilize the land underlying the building and production facility.  This type of arrangement is common for the use of land in the PRC.  The prepaid land use rights are expensed on the straight-line method over the term of the land use rights of 50 years.

The amount expensed on prepaid land use right for the nine months ended September 30, 2008 and 2007 were $58,554 and $0, respectively.  The expense of the prepaid land use rights over each of the next five years and thereafter is $ 165,472.

NOTE 9    BUILDINGS, MACHINERY AND EQUIPMENT, NET

Buildings, machinery and equipment, net consisted of the following:

	September 30, 2008	December 31, 2007
	Unaudited	Audited
Cost:
Buildings	$1,370,460	$1,279,221
Office equipment	61,210	46,436
Motor vehicles	137,751	28,749
Machinery	7,853,181	5,753,159

Total cost	9,422,602	7,107,565
Less: Accumulated depreciation	(1,764,436)	(1,159,291)

Net book value	$7,658,166	$5,948,274

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

NOTE 9    BUILDINGS, MACHINERY AND EQUIPMENT, NET (CONTINUED)

Depreciation

Depreciation expenses for the nine months period ended September 30, 2008 and 2007 were $509,474 and $375,010, respectively.

Security of fixed assets to bank loans

As of December 31, 2007, machinery of $2,026,204 has been pledged as collateral for the short-term bank loans. (See Note 12 below)

NOTE 10   CONSTRUCTION IN PROGRESS

Construction in progress consisted of the following:

	September 30, 2008	December 31, 2007
	Unaudited	Audited

Construction of equipment	$1,206,279	$1,053,309
Construction of buildings	3,105,718	1,410,892
Others	133,992	18,254

	$4,445,989	$2,482,455

NOTE 11   OTHER PAYABLES AND ACCRUALS

Other payables and accruals consisted of the following:

	September 30, 2008	December 31, 2007
	Unaudited	Audited

Accrued staff costs	$478,922	$202,871
Other taxes payable	225,522	259,815
Other payables	-	18,231

	$704,444	$480,917

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

NOTE 12    SHORT TERM BANK LOANS

Short-term bank loans consisted of the following:

	September 30, 2008	December 31, 2007
	Unaudited	Audited

Bank loan granted by Industrial and Commercial Bank of China, Danyang Branch at an interest rate of 7.227%p.a. is secured by inventories of $3,034,578. The bank loan matured on October 27, 2008, with interest due on the 20th day of each month and principal due at date of maturity. The bank loan was extended to July 23, 2009 at an interest rate of 7.659%p.a.	$1,466,641	$-

Bank loan granted by Bank of Jiangsu, Danyang Branch at an interest rate of 8.964%p.a. is guaranteed by a related company - Danyang Tianyi Telecommunication Co., Ltd (“Tianyi Telecom”). The bank loan will mature on June 13, 2009, with interest due on the 20th day of each month and principal due at date of maturity.	1,466,641	-

Bank loan granted by China Construction Bank Danyang Branch at an interest rate of 8.964%p.a. is guaranteed by Tianyi Telecom. The bank loan will mature on March 6, 2009, with interest due on the 20th day of each month and principal due at date of maturity.	1,173,313	-

Bank loan granted by Bank of Jiangsu, Danyang Branch at an interest rate of 8.964%p.a. is guaranteed by Tianyi Telecom. The bank loan will mature on July 27, 2009, with interest due on the 20th day of each month and principal due at date of maturity.	733,321	-

Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate ranging from 9.009%p.a. to 9.711%p.a. is guaranteed by Tianyi Telecom. The bank loan will mature on August 21, 2009, with interest due on the 20th day of each month and principal due at date of maturity.	733,321	-

Bank loan granted by China Construction Bank Danyang Branch at an interest rate of 8.217%p.a. is guaranteed by Tianyi Telecom. The bank loan will mature on April 29, 2009, with interest due on the 20th day of each month and principal due at date of maturity.	586,656	-

Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate of 9.711%p.a. is guaranteed by Tianyi Telecom. The bank loan will mature on April 15, 2009, with interest due on the 20th day of each month and principal due at date of maturity.	762,653	-

Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate of 9.711%p.a. is guaranteed by Tianyi Telecom. The bank loan will mature on May 20, 2009, with interest due on the 20th day of each month and principal due at date of maturity.	703,988	-

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

NOTE 12    SHORT TERM BANK LOANS (CONTINUED)

	September 30, 2008	December 31, 2007
	Unaudited	Audited

Bank loan granted by Bank of Communications, Danyang Branch at an interest rate ranging from 7.344%p.a. to 7.452%p.a. is guaranteed by Tianyi Telecom. The bank loan will mature on November 25, 2008, with interest due on the 20th day of each month and principal due at date of maturity.	$439,993	$-

Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate ranging from 9.477%p.a. to 9.711%p.a. is guaranteed by Tianyi Telecom. The bank loan matured on August 30, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity.	-	684,500

Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate ranging from 8.307%p.a. to 9.711%p.a. is guaranteed by Tianyi Telecom. The bank loan matured on April 27, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity	-	191,660

Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate ranging from 8.307%p.a. to 9.711%p.a. is guaranteed by Tianyi Telecom. The bank loan matured on May 15, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity.	-	191,660

Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate ranging from 8.541%p.a. to 9.711%p.a. is guaranteed by Tianyi Telecom. The bank loan matured on May 21, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity.	-	191,660

Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate ranging from 8.541%p.a. to 9.711%p.a. is guaranteed by Tianyi Telecom. The bank loan matured on May 27, 2008, with interest due on the 20th day of each month and principal due at date of maturity.	-	191,660

Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate ranging from 8.541%p.a. to 9.711%p.a. is guaranteed by Tianyi Telecom. The bank loan matured on May 31, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity.	-	191,660

Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate ranging from 8.307%p.a. to 9.711%p.a. is guaranteed by Tianyi Telecom. The bank loan matured on April 26, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity.	-	136,900

Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate ranging from 8.541%p.a. to 9.711%p.a. is guaranteed by Tianyi Telecom. The bank loan matured on June 13, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity.	-	136,900

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

NOTE 12    Short term BANK LOANS (Continued)

	September 30, 2008	December 31, 2007
	Unaudited	Audited

Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate ranging from 8.541%p.a. to 9.711%p.a. is guaranteed by Tianyi Telecom. The bank loan matured on June 19, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity.	$-	$109,520

Bank loan granted by Agriculture Bank of China, Danyang Branch at an interest rate ranging from 9.126%p.a. to 9.711%p.a. is guaranteed by Tianyi Telecom. The bank loan matured on August 28, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity.	-	27,380

Bank loan granted by Bank of Communications, Zhenjiang Branch at an interest rate ranging from 7.452%p.a. to 9.711%p.a. is guaranteed by Tianyi Telecom. The bank loan matured on February 26, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity.	-	410,701

Bank loan granted by Industrial and Commercial Bank of China, Danyang Branch at an interest rate ranging from 8.208%p.a. to 8.964%p.a. is secured by machinery of $2,026,204. The bank loan matured on April 17, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity.	-	136,900

Bank loan granted by Industrial and Commercial Bank of China, Danyang Branch at an interest rate ranging from 8.508%p.a. to 8.964%p.a. is secured by machinery of $2,026,204. The bank loan matured on May 16, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity.	-	136,900

Bank loan granted by Rural Cooperative Bank, Hougang Branch with an interest rate of 9.855%p.a. is guaranteed by Tianyi Telecom. The bank loan matured on January 31, 2008, with interest due on the 20th day of each quarter and principal due at date of maturity.	-	1,369,000

	8,066,527	4,107,001

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

NOTE 13    STATUTORY RESERVES

In accordance with the PRC Companies Law, the Company’s PRC subsidiaries were required to transfer 10% of their profits after tax, as determined in accordance with accounting standards and regulations of the PRC, to the statutory surplus reserve and a percentage of not less than 5%, as determined by management, of the profits after tax to the public welfare fund. With the amendment of the PRC Companies Law which was effective from January 1, 2006, enterprises in the PRC were no longer required to transfer any profit to the public welfare fund.  Any balance of public welfare fund brought forward from December 31, 2005 should be transferred to the statutory surplus reserve.  The statutory surplus reserve is non-distributable.

NOTE 14    INCOME TAXES

The PRC subsidiaries within the Company are subject to PRC income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which they operate, i.e. the PRC.  In accordance with the relevant tax laws in the PRC, the Company’s subsidiary, Danyang Lihua, is subject to an enterprise income tax (“EIT”) rate of 24% on its taxable income for the years ended December 31, 2007 and 2006 since it is located at economic development zone.  However, Danyang Lihua is a production-based foreign investment enterprise and granted an EIT holiday for the two years ended December 31, 2006 and 2005 and a 50% reduction on the EIT rate for the three years ended December 31, 2007, 2008 and 2009.

The Company’s income tax consisted of:

	For the three months		For the nine months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
	Unaudited	Unaudited	Unaudited	Unaudited

Current – PRC	$546,985	$226,411	$1,411,131	$702,290
Deferred	-	-	-	-

	$546,985	$226,411	$1,411,131	$702,290

On March 16, 2007, the PRC government promulgated a new tax law, China’s Unified Enterprise Income Tax Law (“New EIT Law”), which took effect from January 1, 2008. Under the New EIT Law, foreign-owned enterprises as well as domestic companies are subject to a uniform tax rate of 25%. The New EIT Law provides a five-year transition period from its effective date for those enterprises which were established before the promulgation date of the New EIT Law and which were entitled to a preferential EIT treatment. Accordingly, Danyang Lihua will continue to be entitled to the 50% reduction on its EIT rate for the two years ended December 31, 2008 and 2009.

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

NOTE 15    RELATED PARTY TRANSACTIONS

(1)           DUE FROM (TO) RELATED PARTIES

		September 30, 2008	December 31, 2007
		Unaudited	Audited
Due from related parties:

Accounts receivable from Jiangsu Dongya Electronic Co., Ltd (“Dongya Electronic”)	(a)	$-	$719,060
Advance to Danyang Jintao Copper Industry Co., Ltd (“Jintao Copper”)	(a)	-	3,244,531

Total		$-	$3,963,591

Due to related parties:

Advance from -
Tianyi Telecommunication Co., Ltd (“Tianyi Telecom”)	(a)	$-	$2,258,851
Danyang Special Electronic Co., Ltd (“Special Electronic”)	(b)	6,881	90,080
Mr. Jianhua Zhu	(c)	-	22,472

		6,881	2,371,403

Share acquisition payable to Special Electronic on restructuring	(b)	1,150,000	1,150,000

Total		$1,156,881	$3,521,403

(a)	The shareholders of these companies have close relationship with the Company’s key management.

(b)\	This company is under the same management as the Company.

(c)	Mr. Zhu is the CEO and Chairman of the Company.

(2)           SALES

For the nine months ended September 30, 2008 and 2007, the sales included $365,119 and $214,182, respectively that were made from Tianyi Telecom.  The shareholders of this company have close relationship with the Company’s key management.

(3)           GUARANTEES

As of September 30, 2008, Tianyi Telecom provided guarantees for the Company’s short-term bank loans of $6,599,886. (See Note 12 above)

ALLY PROFIT INVESTMENTS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(AMOUNTS EXPRESSED IN US DOLLAR)

NOTE 16    CONCENTRATION OF CREDIT RISK

As of September 30, 2008 and December 31, 2007, 100% of the Company’s cash included cash on hand and deposits in accounts maintained within the PRC where there is currently no rule or regulation in place for obligatory insurance to cover bank deposits in the event of bank failure.  However, the Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

For the nine months ended September 30, 2008 and 2007, all of the Company’s sales arose in the PRC.  In addition, all accounts receivable as of September 30, 2008 and December 31, 2007 were due from customers located in the PRC.

As of September 30, 2008, there is one customer accounted for 21.52% of the accounts receivable of the Company.  As of December 31, 2007, besides Dongya Electronic, a related company, which accounted for 13.4% of the accounts receivable of the Company, there are four customers accounted for 14.1%, 12.2%, 12.0% and 10.3% of the accounts receivable of the Company.  There was no single customer that constitutes more than 10% of the Company’s sales for the nine months ended September 30, 2008 and 2007.

NOTE 17    COMMITMENTS AND CONTINGENCIES

Capital commitments
Contracted but not provided for:
Purchase of machinery - within one year	$717,774
Acquisition or construction of buildings - within one year	1,932,195
$2,649,969

Contingencies

According to the prevailing laws and regulations of the PRC, the Company and its subsidiaries are required to cover its employees with medical, retirement and unemployment insurance programs. Management believes that due to the transient nature of its employees, they do not need to provide all employees with such social insurances, and have not paid the social insurances for all employees.

In the event that any current or former employee files a complaint with the PRC government, the Company and its subsidiaries may be subject to making up the social insurances as well as administrative fines. As the Company believes that these fines would not be material, no provision has been made in this regard.